Exhibit 4.3

EXECUTION COPY

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

DATED AS OF

MARCH 31, 2005

AMONG

WARNER CHILCOTT HOLDINGS COMPANY, LIMITED

WARNER CHILCOTT HOLDINGS COMPANY II, LIMITED

WARNER CHILCOTT HOLDINGS COMPANY III, LIMITED

AND

THE SHAREHOLDERS PARTY HERETO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”), dated as of March 31, 2005, is entered into among Warner Chilcott Holdings Company, Limited, an exempted Bermuda limited company (together with its successors, the “Company”), Warner Chilcott Holdings Company II, Limited, an exempted Bermuda limited company (together with its successors, “Warner II”), Warner Chilcott Holdings Company III, Limited, an exempted Bermuda limited company (together with its successors, “Warner III” and, together with the Company and Warner II, the “Companies”), Bain Capital Integral Investors II, L.P., BCIP Trust Associates III, BCIP Trust Associates III-B, BCIP Associates – G (together with any of their respective affiliated investment funds, the “Bain Funds”), DLJMB Overseas Partners III, C.V., DLJ Offshore Partners III, C.V., DLJ Offshore Partners III-1, C.V., DLJ Offshore Partners III-2, C.V., DLJ MB PartnersIII GmbH & Co. KG, Millennium Partners II, L.P., MBP III Plan Investors, L.P. (together with any of their respective affiliated investment funds, the “DLJMB Funds”), J.P. Morgan Partners (BHCA), L.P., J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors (Cayman) II, L.P. , J.P. Morgan Partners Global Investors A, L.P., J.P. Morgan Partners Global Investors (Cayman) III, L.P., J.P. Morgan Partners Global Investors (Selldown), L.P., J.P. Morgan Partners Global Investors (Cayman/Selldown) III, L.P. (together with any of their respective affiliated investment funds, the “JPMP Funds”), Thomas H. Lee (Alternative) Fund V, L.P., Thomas H. Lee (Alternative) Parallel Fund V, L.P., Thomas H. Lee (Alternative) Cayman Fund V, L.P., Putnam Investments Employees’ Securities Company I LLC, Putnam Investments Employees’ Securities Company II LLC, Putnam Investments Holdings, LLC, Thomas H. Lee Investors Limited Partnership (together with any of their respective affiliated investment funds, the “THL Funds” and, together with the Bain Funds, the DLJMB Funds and the JPMP Funds, the “Sponsors”), Ontario Municipal Employees Retirement Board (“OMERS”), AlpInvest Partners CS Investments 2003 C.V., AlpInvest Partners Later Stage Co-Investments Custodian II B.V., AlpInvest Partners Later Stage Co-Investments Custodian IIA B.V. (collectively, “Alp”), Filbert Investment PTE LTD (“GIC”), The Northwestern Mutual Life Insurance Company (“Northwestern” and together with OMERS, Alp and GIC, the “Initial Syndicate Shareholders”) and the parties who from time to time execute and deliver a Joinder Agreement, substantially as set forth on Exhibit A hereto (a “Joinder Agreement”) (each a “Shareholder” and collectively, the “Shareholders”).

WHEREAS, the Companies and the Shareholders previously entered into that certain Shareholders Agreement, dated as of January 18, 2005 (the “Original Shareholders Agreement”); and

WHEREAS, the Companies, the Sponsors and the Management Shareholders (as defined herein) have entered into the Management Shareholders Agreement (as defined herein) and, pursuant to Section 8.14 of the Original Shareholder Agreement, the Companies and the Shareholders are hereby amending and restating in its entirety the Original Shareholders Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01. Definitions.

(a) The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls such first Person or is controlled by said Person or is under common control with said Person, where “control” means the power and ability to direct, directly or indirectly, or share equally in or cause the direction of, the management and/or policies of a Person, whether through ownership of voting shares or other equivalent interests of the controlled Person, by contract (including proxy) or otherwise.

“Aggregate Ownership” means, with respect to any Shareholder, the total number of Group Equity Securities or shares of a specific class of Group Equity Securities, as the case may be, owned by such Shareholder and its Permitted Transferees (excluding, with respect to the DLJMB Funds, any DLJMB Syndication Shares then owned by any Syndicate Shareholders).

“BMA” means the Bermuda Monetary Authority.

“Board” means the Board of Directors of the Company.

“Business” means, with respect to the Company and its Subsidiaries, developing, manufacturing or marketing pharmaceutical products.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Hamilton, Bermuda or New York City are authorized or required by applicable law to close.

“Bye-laws” means the bye-laws of the Company, as the same may be amended from time to time, a copy of which is attached as Exhibit B hereto.

“Change of Control” means (a) any transaction or series of related transactions, whether or not the Company is a party thereto, in which, after giving effect to such transaction or transactions, the Group Equity Securities representing in excess of fifty percent (50%) of the voting power of the Company are owned directly, or indirectly through one or more entities, by any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act) of Persons, other than the Sponsors and their Permitted Transferees, or (b) a sale, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis (including securities of the Company’s directly or indirectly owned Subsidiaries).

“Class A Common Shares” means the Class A ordinary shares, par value $.01 of the Company.

“Class L Common Shares” means the Class L ordinary shares, par value $.01 of the Company.

“Closing” means the closing of the purchase of the Group Equity Securities by the Shareholders on the Closing Date.

“Closing Date” means January 18, 2005.

“Common Shares” means the Class A Common Shares and the Class L Common Shares, and any share capital of the Company into which such Common Shares may thereafter be converted, changed, reclassified or exchanged.

“Company Competitor” means (a) any Person that is reasonably determined by a majority of the disinterested members of the Board to be a competitor of the Company or any of its Subsidiaries in any material respect and (b) any Affiliate of any such Person specified in clause (a). For purposes hereof, without limiting the foregoing, any Person with, or whose Affiliate has, substantial operations in developing, manufacturing or marketing pharmaceutical products shall be presumed to be a Company Competitor unless the Board otherwise determines; provided, however, that for purposes of this Agreement, no private equity fund, including, without limitation, the Sponsors, shall be deemed a Company Competitor solely due to its investment in a portfolio company of such fund where such portfolio company would be deemed a Company Competitor.

“DLJMB” means DLJMB Overseas Partners III, C.V.

“DLJMB Syndication Shares” means the number of Preferred Shares and Common Shares set forth opposite such term on Schedule B.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession that are in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign governmental authority, department, commission, board, bureau, agency, court, instrumentality or judicial or regulatory body or entity.

“Group Equity Securities” means, without duplication, (i) the Common Shares, (ii) the Preferred Shares and (iii) any other securities convertible into or exchangeable or exercisable for, or options, warrants or other rights to acquire, Common Shares, Preferred Shares or any other equity or equity-linked security issued by the Company or Warner II; provided, that for purposes of any calculation herein with respect to the number or percentage of Group Equity Securities outstanding or held by any Shareholder or Management Shareholder, or group of Shareholders or Management Shareholders, from time to time, each Preferred Share shall be equal to 1,000 Group Equity Securities; each Class A Common Share shall be equal to 1 Group Equity Security; and each Class L Common Share shall be equal to 74.52 Group Equity Securities. With respect to any other class or additional shares of Group Equity Securities that may be issued and outstanding from time to time, the Board shall reasonably determine the equivalent number of Group Equity Securities represented by such shares. Schedule A hereto sets forth the names of and the number of Group Equity Securities owned by each Shareholder as of the date hereof, and the Companies shall update Schedule A from time to time to reflect any issuances or Transfers of Group Equity Securities.

“Initial Shares” means, with respect to any Shareholder or group of Shareholders, the number of Group Equity Securities owned by such Shareholder or such group of Shareholders, as of the Closing Date, listed opposite their respective names on Schedule B hereto; provided, that the number of Initial Shares owned by each Shareholder shall be reduced (and Schedule B shall be modified accordingly), in the event of any redemption, repurchase or exchange of Group Equity Securities by the Company or Warner II that affects all holders of such Group Equity Securities equally or proportionately, by the number of Group Equity Securities so redeemed, repurchased or exchanged; and provided, further, that for purposes of clarity, with respect to the DLJMB Funds, “Initial Shares” shall not include the DLJMB Syndication Shares.

“IPO” means the initial Public Offering registered on Form S-1 (or any successor form under the Securities Act).

“Management Shareholders” means those certain members of management of the Companies or their Subsidiaries who are party to the Management Shareholders Agreement and their permitted transferees pursuant to such agreement.

“Management Shareholders Agreement” means the Management Shareholders agreement, entered into on March 28, 2005, among the Companies, certain members of management of the Companies or their Subsidiaries and the other parties thereto, as the same may be amended, supplemented or modified from time to time.

“Monitoring Agreement” means the Advisory Services and Monitoring Agreement among Warner Chilcott Holdings Company III, Limited, Warner Chilcott Corporation, Warner Chilcott Company, Inc., DLJ Merchant Banking III, Inc., Bain Capital Partners, LLC, J.P. Morgan Partners, LLC and THL Managers V, LLC, dated as of January 18, 2005, as the same may be amended, supplemented or modified from time to time.

“NASD” means the National Association of Securities Dealers.

“Permitted Transferee” means, with respect to any Shareholder, (i) the owners of such Shareholder’s equity interests or (ii) an Affiliate (other than any “portfolio company” described below) of a Shareholder; provided, however, that in both cases such transferee shall execute a Joinder Agreement or otherwise agree to be bound by the terms of this Agreement applicable to the Shareholder; provided, further, however, that in no event shall (A) the Company or any of its Subsidiaries, (B) any “portfolio company” (as such term is customarily used among institutional investors) of any Shareholder or any entity controlled by any portfolio company of any Shareholder or (C) any Company Competitor (whether or not an Affiliate of the transferring Shareholder) constitute a “Permitted Transferee”.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a Governmental Authority.

“Preferred Shares” shall mean the preferred shares, par value $.01 per share of Warner II.

“Public Offering” means an underwritten public offering of Common Shares pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Registrable Securities” means (a) in respect of Shareholders and the Company, (i) Class A Common Shares, (ii) Class A Common Shares issuable upon conversion of shares of

Class L Common or in exchange for Preferred Shares, (iii) Class A Common Shares issuable upon exercise, conversion or exchange of any option, warrant or other security of the Company or any of its Subsidiaries and (iv) Class A Common Shares directly or indirectly issued or issuable with respect to the securities referred to in clauses (i), (ii) or (iii) above by way of share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, that Registrable Securities shall not include any shares (i) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration, or (ii) which have been sold pursuant to Rule 144 or Rule 145; and (b) in respect of Management Shareholders, “Registrable Securities” as defined in the Management Shareholders Agreement.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Companies (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Companies (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters to be provided pursuant to Section 6.05(h) hereof), (vii) reasonable fees and expenses of any special experts retained by the Companies in connection with such registration, (viii) reasonable fees and out-of-pocket expenses of one counsel to the Shareholders participating in the offering selected by the Shareholders holding the majority of the Registrable Securities to be sold for the account of all Shareholders in the offering, (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in any offering pursuant to section 3 of Schedule E to the Bylaws of the NASD, including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies, and (xv) all other costs and expenses incurred by the Companies or its officers in connection with their compliance with Article 6 hereof.

“Rule 144” means Rule 144 (or any successor provision) under the Securities Act.

“Rule 145” means Rule 145 (or any successor provision) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sponsor Majority” means a majority of the Sponsors who continue to own at least 50% of its or their Initial Shares; provided, however, if Sponsors who continue to own at least 50% of its or their respective Initial Shares do not own, in the aggregate, a majority of the Total Closing Shares, then “Sponsor Majority” shall refer to the Sponsors owning a majority of the Total Sponsor Shares.

“Subsidiary” means, with respect to any specified Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least fifty percent (50%) of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person.

“Tag-Along Pro Rata Share” means, with respect to each Tag-Along Seller, Tagging Person or Management Tagging Person, as the case may be, a number of shares of a specified class of Offered Securities equal to the aggregate number of shares of such specified class that the prospective purchaser in a Tag-Along Sale is willing to purchase, multiplied by a fraction, the numerator of which is the Aggregate Ownership of the shares of the specified class of such Tag-Along Seller, Tagging Person or Management Tagging Person, as the case may be, and the denominator of which is equal to the sum of (i) the Aggregate Ownership of the shares of the specified class of the Tag-Along Seller and all Tagging Persons and (ii) the aggregate number of shares of such specific class owned by Management Tagging Persons and with respect to which such Management Tagging Persons have “tag-along rights” pursuant to the Management Shareholders Agreement.

“Third Party” means a prospective purchaser (other than a Permitted Transferee of the prospective selling Shareholder) of Group Equity Securities in a bona fide arm’s-length transaction.

“Total Closing Shares” means the Group Equity Securities owned by all Sponsors as of the Closing or, in the case of any Transfer of any DLJMB Syndication Shares to Syndicate Shareholders, pursuant to Section 3.01, or to the Sponsors, pursuant to Section 3.02, as of the date of the consummation of all such Transfers.

“Total Sponsor Shares” means the Group Equity Securities owned by all Sponsors as of the date of calculation.

“Transactions” means (i) the acquisition by the Company, indirectly through a wholly-owned subsidiary, of all of the share capital of Warner Chilcott plc pursuant to a scheme of arrangement, (ii) the financing arrangements entered into by the Company and certain of its Subsidiaries with respect to such acquisition and (iii) the purchase of Group Equity Securities by the Shareholders pursuant to a securities purchase agreement dated as of the Closing Date.

“Transfer” means, with respect to any Group Equity Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Group Equity Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing, and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Group Equity Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“Warner II Bye-Laws” means the bye-laws of Warner II, as the same may be amended from time to time.

(b) Each of the following terms is defined in the Section set forth opposite such term:

TERM	SECTION
Acceptance Notice	4.04(b)
Agreement	Preamble
Bain Funds	Preamble
Bain Fund Designee	2.01
Call Sponsors	3.02(b)
Call Syndication Shares	3.02(b)
Company	Preamble
Companies	Preamble
Confidential Information	7.03(a)
Confidentiality Affiliates	7.03(a)
Damages	6.06
Demand Maximum Offering Size	6.01(e)
Demand Registration	6.01(a)
DLJMB Fund Designee	2.01(1)(ii)
DLJMB Funds	Preamble
DLJMB Representative	8.01(b)
Drag-Along Sale	5.02(a)
Drag-Along Sale Notice	5.02(b)
Drag-Along Sale Notice Period	5.02(b)
Drag-Along Sale Price	5.02(b)
Drag-Along Seller	5.02(a)
Drag-Along Transferee	5.02(a)
Excess Shares	5.04(c)
First Call Notice	3.02(a)
First Call Period	3.02(a)
First Call Sponsor	3.02(a)
First Syndication Call Right	3.02(a)
First Call Syndication Shares	3.02(a)
First Offer Notice	4.04(b)
First Offer Period	4.04(b)
Fully Participating Shareholder	5.04(c)
Indemnified Party	6.08
Indemnifying Party	6.08
Inspectors	6.05(g)
Issuance Notice	5.04(a)
Joinder Agreement	Preamble

TERM	SECTION
JPMP Fund Designee	2.01(a)(iii)
JPMP Funds	Preamble
JPMP Representative	8.01(d)
Lock-Up Period	4.01(b)
Management Preemptive Securities	5.04(a)
Management Tag-Along Rights	5.01(d)
Management Tagging Persons	5.01(d)
Offer Price	4.04(a)
Offered Securities	4.04(a)
Offerees	4.04(a)
Offeror	4.04(a)
Original Shareholders Agreement	Preamble
Other Shareholders	5.02(a)
Piggyback Maximum Offering Size	6.02(b)
Piggyback Registration	6.02(a)
Pro Rata Portion	4.04(b)
Records	6.05(g)
Registering Shareholders	6.01(a)(ii)
Replacement Nominee	2.03(a)
Requesting Management Shareholders	6.01(d)(i)
Requesting Shareholders	6.01(a)
Second Call Sponsor	3.02(b)
Second Call Notice	3.02(b)
Second Call Period	3.02(b)
Second Offer Notice	4.04(c)
Second Offer Period	4.04(d)
Second Syndication Call Right	3.02(b)
Second Call Syndication Shares	3.02(b)
Shareholder	Preamble
Shareholders	Preamble
Sponsor Designees	2.01(a)(iv)
Sponsors	Preamble
Syndicate Shareholders	3.01(a)
Syndication Expiration Date	3.01(a)
Tag-Along Notice	5.01(a)
Tag-Along Notice Period	5.01(c)
Tag-Along Offer	5.01(a)
Tag-Along Offerees	5.01(a)
Tag-Along Response Notice	5.01(c)
Tag-Along Right	5.01(c)
Tag-Along Sale	5.01(a)
Tag-Along Seller	5.01(a)
Tagging Persons	5.01(c)
Third Offer Notice	4.04(f)
Third Offer Period	4.04(f)
THL Fund Designee	2.01(a)(iv)
THL Funds	Preamble
THL Representative	8.01(c)
Unwinding Event	4.03(b)
Warner II	Preamble
Warner III	Preamble

(c) Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

Calculation of Time. When calculating the period before which, within which or after which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

Dollars. Any reference in this Agreement to “$” means U.S. dollars.

Annexes/Exhibits/Schedules. The Annexes, Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. Any capitalized terms used in any Annex, Exhibit or Schedule but not otherwise defined therein shall be defined as set forth in this Agreement.

Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Article” or “Section” are to the corresponding Article or Section of this Agreement unless otherwise specified.

Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

ARTICLE 2

CORPORATE GOVERNANCE

SECTION 2.01. Composition of the Board.

(a) The Board shall be designated as follows:

(i) Bain Capital Integral Investors II, L.P. shall have the right to appoint two directors (the “Bain Fund Designees”) and initially shall appoint one director, who shall be John Connaughton;

(ii) DLJMB shall have the right to appoint two directors (the “DLJMB Fund Designees”) and initially shall appoint one director, who shall be David Burgstahler;

(iii) J.P. Morgan Partners Global Investors, LP shall have the right to appoint one director, who shall initially be Stephen Murray, and, subject to Section 2.01(b) below, J.P. Morgan Partners Global Investors (Selldown), L.P., shall have the right to appoint one director (such directors collectively referred to herein as the “JPMP Fund Designees”);

(iv) Thomas H. Lee (Alternative) Fund V, L.P. shall have the right to appoint one director, who shall initially be Todd Abbrecht, and Thomas H. Lee Parallel (Alternative) Fund V, L.P. shall have the right to appoint one director (such directors collectively referred to herein as the “THL Fund Designees” and, together with the Bain Fund Designees, the DLJMB Fund Designees and the JPMP Fund Designees, the “Sponsor Designees”); and

(v) the Chief Executive Officer of the Company (the “CEO Director”), who shall initially be Roger Boissonneault.

(vi) Each Sponsor agrees that it shall cooperate and coordinate with all other Sponsors with respect to the timing of any appointment of a Sponsor Designee that is not initially appointed pursuant to Sections 2.01(a)(i) – (iv) above such that all Sponsors will have the opportunity to maintain the same proportionate representation on the Board after such additional appointments as compared to immediately before such additional appointments.

(b) In the event that any Sponsor ceases to own at least 50% of such Sponsor’s Initial Shares but continues to own at least 25% of such Sponsor’s Initial Shares, such Sponsor shall no longer have the right to appoint two Sponsor Designees and shall have the right to appoint only one Sponsor Designee and, in the event that any Sponsor ceases to own at least 25% of such Sponsor’s Initial Shares, such Sponsor shall no longer have the right to appoint any Sponsor Designees.

(c) A quorum of the Board shall consist of a majority of the members of the Board and the presence of at least one Sponsor Designee of a majority of the Sponsors that have the right to designate two (2) Sponsor Designees to the Board pursuant to this Section 2.01.

(d) In accordance with the Company’s Bye-Laws, there shall be no chairman of the Board.

(e) Each Shareholder shall, at any time it is then entitled to vote for the election of directors to the Board, vote all of its Group Equity Securities that are entitled to vote or execute proxies or written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of Shareholders) in order to ensure that the composition of the Board is as set forth in Sections 2.01, 2.02 and 2.03. Each Shareholder hereby grants to each Sponsor constituting the Sponsor Majority an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such Shareholder’s Group Equity Securities in accordance with such Shareholder’s agreements contained in this Section 2.01(e).

(f) The Company shall cause each Sponsor Designee to be nominated to serve as a director on the Board, and to take all other necessary actions (including calling a special meeting of the Board and/or Shareholders) to ensure that the composition of the Board is as set forth in Sections 2.01, 2.02 and 2.03.

(g) The Shareholders shall negotiate in good faith such changes to the composition of the members of the Board as may be necessary for the appointment of independent directors to the extent required in order to comply with applicable securities laws.

SECTION 2.02. Removal. No Shareholder shall, at any time it is then entitled to vote for the removal of directors from the Board, vote any of its Group Equity Securities in favor of the removal of any Sponsor Designee, unless the designating party shall have, pursuant to Section 2.03(b), requested such removal in writing; provided, however, that if any of the Sponsors shall, pursuant to Section 2.03(b) or otherwise, request in writing the removal, with or without cause, of any such Sponsor Designee so designated by it, each Shareholder shall vote all of its Group Equity Securities that are entitled to vote or execute proxies or written consents, as the case may be, in favor of such removal.

SECTION 2.03. Vacancies.

(a) In the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of any Sponsor Designee (other than removal of a Sponsor Designee based upon a reduction in the equity ownership of a Sponsor as set forth in Section 2.01(b)), the Sponsor that designated such deceased, disabled, retired, resigning or removed Sponsor Designee may designate another individual (the “Replacement Nominee”) to fill such vacancy and serve as a director on the Board and each Shareholder then entitled to vote for the election of directors to the Board shall vote all of its Group Equity Securities that are entitled to vote or execute proxies or written consents, as the case may be, in order to ensure that the Replacement Nominee is elected to the Board.

(b) To the extent that any Sponsor, under Section 2.01(b), is entitled to designate a lesser number of Sponsor Designees than they are entitled on the Closing Date, then such Sponsor shall send a written notice to the Secretary of the Company pursuant to Bye-Law 78.6 of the Bye-laws stating the name of the Sponsor Designee(s) to be removed from the Board and, upon receipt of such notice, such Sponsor Designee(s) shall be deemed to have resigned from the Board and the vacancy or vacancies created thereby shall be filled by the Sponsor Majority.

(c) If the CEO Director is no longer Chief Executive Officer of the Company, then the CEO Director shall be deemed to have resigned from the Board immediately upon ceasing to be Chief Executive Officer and the vacancy created thereby shall be filled by the new Chief Executive Officer or as otherwise determined by the Sponsor Majority.

SECTION 2.04. Bye-law Provisions. Each Shareholder shall vote all of its Group Equity Securities that are entitled to vote or execute proxies or written consents, as the case may be, and take all other actions necessary, to ensure that the Bye-laws and the Warner II Bye-laws (i) facilitate, and do not at any time conflict with, any provision of this Agreement and (ii) permit each Shareholder to receive the benefits to which such Shareholder is entitled under this Agreement. Each Shareholder hereby grants to each Sponsor constituting the Sponsor Majority an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such Shareholder’s Group Equity Securities in accordance with such Shareholder’s agreements contained in this Section 2.04.

SECTION 2.05. Committees. So long as a Sponsor has the right to designate two (2) Sponsor Designees, the Company shall cause any executive committee, compensation committee, audit committee, investment committee, nominating committee or other significant committee of the Board (including any committee performing the functions usually reserved for the committees described above) to include at least one (1) Sponsor Designee of such Sponsor.

SECTION 2.06. Subsidiaries. The board of directors (and any committees thereof) of Warner II, Warner III and Warner Chilcott Corporation will consist of the same number of directors (or committee members), and each Sponsor shall have the right to designate members to such board of directors (or committees) in the same proportions, as set forth in Section 2.01. The board of directors (and any committees thereof) of all other Subsidiaries of the Company will consist of such persons as the Company shall direct; provided, that if a designee or representative of a Sponsor or its Affiliates is appointed to such board of directors (or any committee thereof), then the board of directors (or any committee thereof) shall be comprised of the same number of directors (or committee members), and each Sponsor shall have the right to appoint members to such board of directors (or committees) in the same proportions, as set forth in Section 2.01.

SECTION 2.07. Matters Requiring Shareholder Consent. The Company shall not (and shall not permit any of its Subsidiaries to) take any of the actions listed below without the consent of the Sponsor Majority; provided, that, with respect to any action set forth in Section 2.07(n), any interested Sponsor shall be excluded for purposes of determining the Sponsor Majority.

(a) amend (including by way of merger or otherwise, other than as part of a Drag-Along Sale) or waive any material provisions of the bye-laws, memorandum of association or other organizational or constitutive documents of the Company or any of its Subsidiaries;

(b) increase or decrease the maximum number of directors (which shall initially be nine) constituting the Board or the board of directors of the Company’s Subsidiaries;

(c) declare or pay any cash or other dividend or make any other distribution on the share capital of the Company or on the share capital of any Subsidiary other than dividends or other distributions by a direct or indirect wholly-owned Subsidiary of the Company to its equity holder;

(d) enter into or effect any transaction or series of related transactions in connection with or involving the repurchase, redemption or other acquisition of Group Equity Securities or in connection with any management incentive program other than (i) repurchases, redemptions or other acquisitions of shares of a specific class of Group Equity Securities from Shareholders holding shares of such class on a pro rata basis and (ii) repurchases of Group Equity Securities from employees of the Company or its Subsidiaries up to an aggregate of $5,000,000 with respect to any single employee;

(e) purchase, exchange or otherwise acquire any securities of any other Person having a fair market value (as reasonably determined by the Board) in excess of $25,000,000, other than the acquisition of securities of a direct or indirect wholly-owned Subsidiary of the Company;

(f) other than as contemplated by the Bye-laws or the bye-laws of Warner II, issue or sell, exchange or otherwise transfer any of its equity securities, including any issuance in connection with the IPO, other than issuances or transfers of equity securities of a Subsidiary to the Company or to a wholly-owned Subsidiary of the Company;

(g) enter into any agreement with respect to or consummate a Change of Control (other than a Drag-Along Sale);

(h) enter into or effect any transaction or series of related transactions, involving the sale, lease, license, exchange or other disposal by the Company or any of its Subsidiaries of any assets for consideration having a fair market value (as reasonably determined by the Board) in excess of $25,000,000, other than transactions between and among any of the Company and its direct or indirect Subsidiaries;

(i) enter into or effect any transaction or series of related transactions, involving the purchase, rent, license, exchange or other acquisition by the Company or any of its Subsidiaries of any assets for consideration having a fair market value (as reasonably determined by the Board) in excess of $25,000,000;

(j) other than with respect to the incurrence of indebtedness in connection with the consummation of the Transactions or the incurrence of trade payables in the ordinary course of business, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person (provided that the Company or any of its direct or indirect Subsidiaries may provide cross-guarantees for any indebtedness that has been approved under this Section 2.07), enter into any agreement under which it may incur indebtedness in the future, or make any loan, advance or capital contribution to any Person (other than the Company or any of its wholly-owned Subsidiaries), make any voluntary prepayment of indebtedness of the Company or any of its Subsidiaries, in each case in an aggregate amount in excess of $25,000,000 in any transaction or series of related transactions, or make an amendment to the maturity date, aggregate principal amount or interest rate of existing indebtedness;

(k) enter into any material joint venture, partnership, business alliance or similar arrangement, that has an aggregate value in excess of $25,000,000 in one transaction or series of transactions;

(l) dissolve, liquidate or engage in any recapitalization or reorganization of the Company or any Subsidiary or the filing for bankruptcy by the Company or any of its Subsidiaries;

(m) establish or amend any material term of any severance or management equity program and or compensation and benefits for senior executives;

(n) transactions with any officer, director, employee or Shareholder or any of their respective Affiliates; other than with respect to (i) this Agreement and the Monitoring Agreement, (ii) the payment of customary directors’ fees and expenses, (iii) employment and compensation arrangements for non-executive employees, and (iv) transactions with any Sponsor or its Affiliates that does not affect one Sponsor disproportionately as compared to any other Sponsor;

(o) appoint or remove the independent auditors of the Company;

(p) hire or remove, with or without cause, the Chief Executive Officer or the Chief Financial Officer of the Company or any of its Subsidiaries, from time to time; and

(q) make any material change in the business strategy or operations.

SECTION 2.08. Budget. On or prior to the date which is 60 days prior to the end of each fiscal year, the CEO Director shall present to the Board for its review and approval, such approval to be by a majority of the members of the Board, a detailed operating budget (the “Budget”) for the following calendar year.

SECTION 2.09. Consent to Amendment. Each Shareholder agrees to cast all votes (whether at any annual or special general meeting, by written consent or otherwise) to which such Shareholder is entitled in respect of its Group Equity Securities, in such manner as the Sponsor Majority may instruct by written notice, to increase the number of authorized Class A Common Shares to the extent necessary to permit the Company to comply with the provisions of its Bye-laws with respect to the conversion of Class L Common Shares into Class A Common Shares. Each Shareholder hereby grants to each Sponsor that is part of the Sponsor Majority an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such Shareholder’s Group Equity Securities in accordance with such Shareholder’s agreements contained in this Section 2.09.

ARTICLE 3

SYNDICATION; CALL RIGHT

SECTION 3.01. DLJMB Funds Syndication.

(a) Notwithstanding anything in this Agreement to the contrary, prior to the earlier of (i) the three month anniversary of the Closing Date (or such longer period of time as may be required to obtain the required consent of the BMA) and (ii) the date on which the DLJMB Representative (defined herein) sends written notice to each of the other Sponsors indicating that the DLJMB Funds are no longer seeking to Transfer the DLJMB Syndication Shares (the “Syndication Expiration Date”), the DLJMB Funds shall be permitted to Transfer all or a portion of the DLJMB Syndication Shares to existing or potential limited partners of the DLJMB Funds that are not controlled by any Sponsor or an Affiliate of any Sponsor (such Persons, together with the Initial Syndicate Shareholders, the “Syndicate Shareholders”) and such Transfers shall be permitted hereunder and shall not be subject to any of the rights or restrictions on Transfers set forth in this Agreement.

(b) Any Syndicate Shareholders, other than the Initial Syndicate Shareholders who are already a party hereto, agreeing to purchase DLJMB Syndication Shares, as a condition to the Transfer of such shares to such Syndicate Shareholder, shall have agreed in writing to be bound by the terms of this Agreement by executing a Joinder Agreement. The Company shall promptly update Schedule C with the address of such Syndicate Shareholder, and thereafter, each Syndicate Shareholder (including the Initial Syndicate Shareholders) shall promptly notify the Company of any changes to its address which the Company will promptly reflect on Schedule C.

SECTION 3.02. Call Right of the Sponsors.

(a) Upon the Syndication Expiration Date, if the DLJMB Funds shall not have Transferred all of the DLJMB Syndication Shares to the Syndicate Shareholders, the DLJMB Representative shall, by written notice to the Company, which shall deliver a copy of such notice to each of the other Sponsors (the “First Call Sponsors”), indicate the number of unsold DLJMB Syndication Shares and each First Call Sponsor shall have the right (the “First Syndication Call Right”), by providing written notice (the “First Call Notice”) to the DLJMB Representative and all other First Call Sponsors of its election to exercise such right within seven

Business Days of receipt of the First Call Notice (the “First Call Period”), to purchase up to 25% of the unsold DLJMB Syndication Shares (such 25% amounts, collectively, the “First Call Syndication Shares”), at the same purchase price per share as paid by the DLJMB Funds at the Closing.

(b) In the event that all First Call Syndication Shares have not been purchased pursuant to Section 3.02(a) (such First Call Syndication Shares that have not been purchased, the “Second Call Syndication Shares and, together with the First Call Syndication Shares, the “Call Syndication Shares”), promptly after the end of the First Call Period (but in any event within three business days thereof), the DLJMB Representative shall, by sending written notice to the Company, which shall promptly deliver a copy of such notice to each of the other Sponsors that elected to purchase its full allocation of First Call Syndication Shares (the “Second Call Sponsors” and, together with the First Call Sponsors, the “Call Sponsors”), offer the right to all Second Call Sponsors (the “Second Syndication Call Right”), which right may be exercised by providing written notice (the “Second Call Notice” and, together with the First Call Notice, the “Call Notices”) to the DLJMB Representative and all other Second Call Sponsors, if any, of its election to exercise such right within five Business Days of receipt of the Second Call Notice (the “Second Call Period”), to purchase up to the total number of Second Call Syndication Shares (the requested number of Second Call Syndication Shares of a Second Call Sponsor, its “Second Call Request Amount”). Each Second Call Sponsor that has timely elected to exercise its Second Syndication Call Right (a “Second Call Participant”) shall be entitled to purchase a number of Second Call Syndication Shares equal to the lesser of (a) its Second Call Pro Rata Portion (as defined below) and (b) its Second Call Request Amount. Additionally, if the Second Call Request Amount of any Second Call Participant is less than its respective Second Call Pro Rata Portion (such shortfall from all such Second Call Participants, in the aggregate, the “Second Call Remainder”), then each Second Call Participant with a Second Call Request Amount exceeding its respective Second Call Pro Rata Portion shall, along with the DLJMB Funds, share pro rata in the Second Call Remainder; provided that in no case shall any Second Call Participant be allocated an aggregate amount of Second Call Syndication Shares exceeding the Second Call Request Amount of such Second Call Participant. Any remaining unallocated Second Call Syndication Shares shall be allocated to the DLJMB Funds. The “Second Call Pro Rata Portion” shall mean, with respect to a Second Call Participant, (X) the total number of Second Call Syndication Shares multiplied by (Y) a fraction, the numerator of which is one (1) and the denominator of which is the sum of one (1) and the total number of Second Call Participants.

(c) The closing of any Transfer of Call Syndication Shares pursuant to this Section 3.02 shall be held on or before 10 days after the delivery of the applicable Call Notice. At such closing, the DLJMB Funds shall deliver the certificate representing the applicable Call Syndication Shares and wire transfer instructions for payment of the consideration therefor, along with one or more assignment agreements transferring the applicable Call Syndication Shares. In connection with such Transfer, the DLJMB Funds shall only be required to represent and warrant that the Call Syndication Shares, when Transferred, shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed by this Agreement and pursuant to applicable federal, state and foreign securities laws), that the DLJMB Funds are the record and beneficial owners of such Call Syndication Shares, that the DLJMB Funds have all necessary power and authorization to consummate the Transfer, and that the DLJMB Funds have obtained or made all necessary consents, approvals, filings and notices from governmental authorities or third parties to consummate the Transfer. Each Call Sponsor shall deliver at such closing by wire transfer of immediately available funds, payment in full for such Call Syndication Shares.

SECTION 3.03. Cooperation with Syndication. The Sponsors and the Company agree to cooperate with the DLJMB Funds with respect to the syndication of the DLJMB Syndication Shares, including, without limitation, cooperating with and providing financial and other information with respect to the Company to prospective purchasers in conducting their due diligence review and investigation and causing the officers and representatives of the Company to cooperate reasonably with such prospective transferees in connection with their review and investigation.

SECTION 3.04. Voting Agreement. Each of the Syndicate Shareholders agrees to vote all of its Group Equity Securities that are entitled to vote or execute proxies or written consents, as the case may be, consistent with the vote of the Sponsor Majority. Each of the Syndicate Shareholders hereby grants to each Sponsor constituting the majority of Sponsors (as set forth above) an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such Syndicate Shareholder’s Group Equity Securities in accordance with such of the Syndicate Shareholder’s agreements contained in this Section 3.04.

SECTION 3.05. Restrictions on Transfers by Syndicate Shareholders. Subject to Section 3.05(b), no Syndicate Shareholder may Transfer any of its Group Equity Securities except as otherwise permitted by this Agreement and as follows (in each case in compliance with the Securities Act and any other applicable securities or “blue sky” laws or any restrictions contained in this Agreement):

(a) notwithstanding any other provisions of this Agreement to the contrary, prior to an IPO, the Syndicate Shareholders shall only be permitted to Transfer shares of a class of Group Equity Securities simultaneous with or subsequent to a Transfer of shares of the same class of Group Equity Securities by any of the Sponsors, provided, that, a Syndicate Shareholder shall only be permitted to Transfer the shares of the applicable class of Group Equity Securities to the extent such Transfer would result in the Relative Percentage (as defined below) of the applicable class of Group Equity Securities of such Syndicate Shareholder immediately following the effective time of such Transfer (the “Determination Time”) being equal to or greater than the Threshold Amount (as defined below). With respect to any Shareholder, “Relative Percentage” shall mean the quotient obtained by dividing (A) such Shareholder’s Aggregate Ownership of the applicable class of Group Equity Securities immediately following the Determination Time by (B) such Shareholder’s Aggregate Ownership of the applicable class of Group Equity Securities as of the later of the Closing Date and the date of the consummation of all Transfers, if any, of DLJMB Syndication Shares pursuant to Section 3.01 or Section 3.02. “Threshold Amount” shall mean the lesser of (i) the Relative Percentage of the DLJMB Funds and (ii) the average Relative Percentage of the Bain Funds, the JPMP Funds and the THL Funds, in each case measured immediately following the Determination Time.

(b) following the consummation of an IPO, the Syndicate Shareholders shall only be permitted to Transfer Common Shares simultaneous with or subsequent to a Transfer of Common Shares by any of the Sponsors, subject to Section 6.04, provided, that, a Syndicate Shareholder shall only be permitted to Transfer the number of Common Shares to the extent such Transfer would result in the Relative Percentage of Common Shares of such Syndicate Shareholder immediately following the Determination Time to be equal to or greater than the Threshold Amount.

(c) The Company shall provide reasonable assistance, upon request by any Syndicate Shareholder in connection with a proposed Transfer, with respect to determining whether such proposed Transfer would satisfy the requirements set forth in Section 3.05(a) and 3.05(b) above.

(d) The restrictions on Transfers set forth in Section 3.05(b) shall terminate at the earlier to occur of (i) the fourth anniversary of the consummation of the IPO and (ii) the date when the DLJMB Funds cease to own five percent (5)% of the Common Shares. At such time that the restrictions terminate, the Syndicate Shareholders shall no longer be entitled to any registration rights granted pursuant to Article 6.

ARTICLE 4

RESTRICTIONS ON TRANSFER

SECTION 4.01. General Restrictions on Transfer.

(a) Each Shareholder understands and agrees that the Group Equity Securities held by it have not been registered under the Securities Act and are restricted securities under the Securities Act. No Shareholder shall Transfer any Group Equity Securities (or solicit any offers in respect of any Transfer of any Group Equity Securities), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws and any restrictions on Transfer contained in this Agreement or any other provisions set forth in any other agreements or instruments pursuant to which such Group Equity Securities were issued. No Shareholder shall Transfer any Group Equity Securities if such Transfer would cause any class of Group Equity Securities to be required to become subject to registration under the Exchange Act.

(b) Notwithstanding anything in this Agreement to the contrary, until the second anniversary of the Closing Date (the “Lock-Up Period”), each Shareholder hereby agrees that such Shareholder shall not Transfer any of its Group Equity Securities at any time other than Transfers to its Permitted Transferees in accordance with Section 4.03 and Transfers contemplated by Section 3.01, Section 3.02 and Section 5.02. Following the Lock-Up Period, a Shareholder may not transfer its Group Equity Securities, except in accordance and compliance with Article 4 and Article 5.

(c) Notwithstanding anything in this Agreement to the contrary, no Shareholder shall Transfer any Group Equity Securities to any Person (i) without, to the extent applicable, the prior consent of the BMA pursuant to the Exchange Control Act 1972 and its related regulations (“BMA Transfer Approval”) and such transferring Shareholder shall cooperate with the Company or Warner II, as applicable, and such entity’s Bermuda counsel in obtaining such consent, and (ii) other than in connection with the Transfer of Group Equity Securities to a transferee pursuant to Section 5.01 and Section 5.02, unless such transferee shall have agreed in writing to be bound by the terms of this Agreement by executing a Joinder Agreement (unless such transferee is already so bound) or otherwise agree to be bound by the terms of this Agreement applicable to such Shareholder.

(d) Notwithstanding anything in this Agreement to the contrary, except in connection with a Drag-Along Sale or a Change of Control transaction approved by the Sponsor Majority, no Shareholder shall Transfer any Group Equity Securities to a Company Competitor.

(e) Notwithstanding anything in this Agreement to the contrary, any attempt to Transfer any Group Equity Securities not in compliance with this Agreement shall be null and void and have no force or effect, and the Company and/or Warner II, as the case may be, shall not, and shall cause any transfer agent not to, give any effect in such entity’s share records to such attempted Transfer. The parties hereto acknowledge that the transfer restrictions contained herein are reasonable and in the best interests of the Company and Warner II.

SECTION 4.02. Legends.

(a) At all times prior to the IPO, in addition to any other legend that may be required, (i) each certificate for Group Equity Securities issued to any Shareholder prior to the date hereof shall bear a legend in substantially the form set forth in Section 4.02(a) of the Original Shareholders Agreement and (ii) each certificate for Group Equity Securities issued to any Shareholder after the date hereof shall bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO APPLICABLE BERMUDA MONETARY AUTHORITY CONSENTS AND ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE BYE-LAWS OF THE COMPANY AND THE AMENDED AND RESTATED SHAREHOLDERS AGREEMENT DATED AS OF MARCH 31, 2005 (AS AMENDED FROM TIME TO TIME), A COPY OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY OR ANY SUCCESSOR THERETO.”

(b) If any Group Equity Securities shall become freely transferable under the Securities Act, upon the written request of the holder thereof, the Company or Warner II, as applicable, shall issue to such holder a new certificate evidencing such Group Equity Securities without the first sentence of the legend required by Section 4.02(a) endorsed thereon. The Company or Warner II, as applicable, may request that the holder provide an opinion of legal counsel reasonably acceptable to it stating that such Group Equity Securities are freely transferable under the Securities Act. If any Group Equity Securities cease to be subject to any and all restrictions on Transfer and all other obligations set forth in this Agreement, the Company or Warner II, as applicable, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Group Equity Securities without the second sentence of the legend required by Section 4.02(a) endorsed thereon.

SECTION 4.03. Permitted Transferees.

(a) Subject to Section 4.01 and subject to any requisite BMA Transfer Approval, any Shareholder may at any time Transfer any or all of its Group Equity Securities to a Permitted Transferee without the consent of any Person and without compliance with Section 4.04 or Section 5.01, to the extent applicable, so long as such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement by executing a Joinder Agreement. Such Shareholder must give prior written notice to the Company or Warner II, as applicable, of any proposed Transfer to a Permitted Transferee, including the identity of such proposed Permitted Transferee and such other documentation reasonably requested by the Company or Warner II, as applicable, to ensure compliance with the terms of this Agreement.

(b) If, while a Permitted Transferee holds any Group Equity Securities, a Permitted Transferee ceases to qualify as a Permitted Transferee in relation to the initial transferring Shareholder from whom or which such Permitted Transferee or any previous Permitted Transferee of such initial transferring Shareholder received such shares (an “Unwinding Event”), then:

(i) the relevant initial transferor Shareholder shall forthwith notify the other Shareholders and the Company or Warner II, as applicable, of the pending occurrence of such Unwinding Event; and

(ii) immediately following such Unwinding Event, such initial transferor Shareholder shall take all actions necessary to effect a Transfer of all the Group Equity Securities held by the relevant Permitted Transferee either back to such Shareholder or, pursuant to this Section 4.03, to another Person that qualifies as a Permitted Transferee of such initial transferring Shareholder.

SECTION 4.04. Right of First Offer.

(a) Following the Lock-Up Period, if any Shareholder (the “Offeror”) desires to Transfer all or any portion of its Group Equity Securities to a Third Party, then the Offeror shall first, by written notice to the Company or Warner II, as the case may be, which shall promptly provide each of the other Shareholders (the “Offerees”) with a copy of such notice (the “First Offer Notice”), setting forth, with respect to each class of Group Equity Securities proposed to be sold: (i) the number of shares of such class of Group Equity Securities proposed to be Transferred (the “Offered Securities”); (ii) the proposed cash price for the Offered Securities (the “Offer Price”) and all other terms and conditions of the proposed Transfer; (iii) an affirmative statement indicating whether such Offeror has received a bona fide offer from, or is in discussions with, a third party with respect to such Offered Securities and if applicable, setting forth the material terms of such offer and (iv) an offer to Transfer the Offered Securities to the Offerees pursuant to this Section 4.04.

(b) For a period of 15 days after receipt of the First Offer Notice (the “First Offer Period”), each Offeree shall have the right, by delivering written notice (a “First Offer Acceptance Notice”) to the Offeror prior to the expiration of the First Offer Period, irrevocably electing to purchase, at the Offer Price and on the same terms and conditions contained in the First Offer Notice, the number of shares of each class of Offered Securities equal to the product of (i) the total number of shares of the specific class of Offered Securities to be offered to the Offerees and (ii) the fraction determined by dividing (A) the Aggregate Ownership of the specified class of shares of such Offeree as of such date by (B) the Aggregate Ownership of the specified class of shares of all of the Offerees as of such date (such amount, its “Pro Rata Portion”). The Company or Warner II, as the case may be, shall provide reasonable assistance, upon request by any Offeree, with respect to determining its Pro Rata Portion. The failure of any Offeree to irrevocably elect to purchase its Pro Rata Portion of the Offered Securities prior to the expiration of the First Offer Period shall be deemed to be a waiver solely with respect to its right to participate in the purchase of the Offered Securities pursuant to this Section 4.04(b).

(c) In the event that all Offered Securities have not been elected to be purchased by the Offerees (such remaining securities, the “First Offer Non-Electing Shares”), then the Offeror shall, by sending a written notice to the Company or Warner II, as the case may be, which shall promptly provide each of the Offerees that irrevocably elected to purchase its Pro Rata Portion of the Offered Securities (the “First Offer Electing Offerees”) with a copy of such notice, make a written offer (the “Second Offer Notice”) to sell such First Offer Non-Electing Shares to all First Offer Electing Offerees.

(d) For a period of seven days after receipt of the Second Offer Notice (the “Second Offer Period”), each First Offer Electing Offeree shall have the right, to purchase its Pro Rata Portion (solely with respect to the First Electing Offerees) of the First Offer Non-Electing Shares, which right may be exercised by delivering written notice (a “Second Offer Acceptance Notice”) to the Offeror prior to the expiration of the Second Offer Period to irrevocably elect to purchase such shares. The failure of any First Electing Offeree to irrevocably elect to purchase its Pro Rata Portion of the First Offer Non-Electing Shares prior to the expiration of the Second Offer Period shall be deemed to be a waiver solely with respect to its right to participate in the purchase of the First Offer Non-Electing Shares pursuant to this Section 4.04(d).

(e) In the event that all Offered Securities have not been elected to be purchased by the Offerees (such remaining securities, the “Second Offer Non-Electing Shares”), then the Offeror shall, by sending a written notice to the Company or Warner II, as the case may be, which shall promptly provide each of the Offerees that irrevocably elected to purchase its Pro Rata Portion of the Offered Securities (the “Second Offer Electing Offerees”) with a copy of such notice, make a written offer (the “Third Offer Notice”) to sell such First Offer Non-Electing Shares to all First Offer Electing Offerees.

(f) For a period of five days after receipt of the Third Offer Notice (the “Final Offer Period”), each Second Offer Electing Offeree shall have the right, which right may be exercised by delivering written notice (a “Final Offer Acceptance Notice”) to the Offeror prior to the expiration of the Third Offer Period, to irrevocably elect to purchase all, but not less than all, of the Second Offer Non-Electing Shares. If more than one Second Offer Electing Offeree timely delivers a Final Offer Acceptance Notice, then each such Second Offer Electing Offerees shall be allocated its Pro Rata Portion (solely with respect to the Second Electing Offerees delivering the Final Offer Acceptance Notice) of the Second Offer Non-Electing Shares. The failure of any Second Electing Offeree to irrevocably elect to purchase all but not less than all of the Second Offer Non-Electing Shares prior to the expiration of the Final Offer Period shall be deemed to be a waiver solely with respect to its right to participate in the purchase of the Second Offer Non-Electing Shares pursuant to this Section 4.04(f).

(g) If the Offerees do not, in the aggregate, elect to purchase all of the Offered Securities pursuant to Section 4.04(b) – (f), then the applicable Offeror shall be permitted, subject to the provision of Section 5.01, for a period of 120 days from the later of the date on which the First Offer Acceptance Notices, the Second Offer Acceptance Notices or the Final Offer Acceptance Notices, as the case may be, from the Offerees were due to be received by the Offeror, to enter into definitive agreements to Transfer all of the Offered Securities to any Third Party for consideration having a value not less than 90% of the Offer Price and on otherwise comparable terms; provided, however, that if such Transfer is not consummated on or before 120 days after the expiration of the later of the First Offer Period, Second Offer Period or Final Offer Period, as the case may be (provided, that, if such Transfer is subject to regulatory approval, such 120 day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 150 days following the expiration of the First Offer Period, Second Offer Period or Final Offer Period, as the case may be), the restrictions provided for herein shall again become effective, and no Transfer of such Offered Securities may be made thereafter by the Offeror without again offering the same to the Offerees in accordance with this Section 4.04.

(h) The closing of any Transfer of the Offered Securities to the Offerees pursuant to this Section 4.04 shall be held at the principal office of the Company or Warner II, as the case may be, at 10:00 a.m., local time, on or before 120 days after the Offeree’s delivery of the First Offer Acceptance Notice, the Second Offer Acceptance Notice or the Final Offer Acceptance Notice, as the case may be (provided, that, if such Transfer is subject to regulatory approval, such 120 day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 150 days after the later of the delivery of such First Offer Acceptance Notice, the Second Offer Acceptance Notice or the Final Offer Acceptance Notice, as the case may be), or at such other time and place as the parties to the transaction may agree. At such closing, the Offeror shall deliver the certificate and other applicable instruments representing the Offered Securities and wire transfer instructions for payment of the consideration therefor, along with one or more assignment agreements transferring the Offered Securities to the Offeree(s). In connection with the Transfer of the Offered Securities, the Offeror shall only be required to represent and warrant that the Offered Securities to be Transferred shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed by this Agreement and pursuant to applicable federal, state and foreign securities laws), that it is the record and beneficial owner of such Offered Securities, that it has all necessary power and authorization to consummate the Transfer, and that it has obtained or made all necessary consents, approvals, filings and notices from governmental authorities or third parties to consummate the Transfer. The Offeree(s) shall deliver at such closing by certified or official bank check or by wire transfer of immediately available funds, payment in full for such Offered Securities.

ARTICLE 5

TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS; PREEMPTIVE RIGHTS

SECTION 5.01. Tag-Along Rights.

(a) Following the Lock-Up Period and subject to Section 5.03, if any Shareholder (the “Tag-Along Seller”) proposes to Transfer shares of any class of Offered Securities to any Third Party or Third Parties in a single transaction or in a series of related transactions and such Offered Securities have been offered to, but not purchased by, the Offerees in accordance with the provisions set forth in Section 4.04 (a “Tag-Along Sale”), the Tag-Along Seller shall first, by written notice to the Company (with respect to Common Shares) or to Warner II (with respect to Preferred Shares) which shall provide the other Shareholders (the “Tag-Along Offerees”) with a copy of such notice (“Tag-Along Notice”), offer the Tag-Along Offerees (“Tag-Along Offer”) the opportunity to participate in such Transfer in accordance with this Section 5.01.

(b) The Tag-Along Notice shall identify (i) the class and number of shares of Offered Securities proposed to be sold by the Tag-Along Seller, (ii) the fraction expressed as a percentage, determined by dividing the number of shares of the specified class to be purchased from the Tag-Along Seller in such Tag-Along Sale by the Aggregate Ownership of the Tag-Along Seller of the specified class (the “Tag-Along Sale Percentage”) (it being understood that the Company and Warner II shall reasonably cooperate with the Tag-Along Seller in respect of the determination of the Tag-Along Sale Percentage), (iii) the consideration for which the Transfer is proposed to be made, (iv) the name and address of each proposed Third Party transferee, (v) the proposed Transfer date and (vi) all other material terms and conditions of the Tag-Along Offer, including the form of the proposed agreement, if any, and a firm offer by each proposed Third Party transferee to purchase shares of the specified class of Offered Securities.

(c) From the date of its receipt of the Tag-Along Notice, each Tag-Along Offeree shall have the right (a “Tag-Along Right”), exercisable by written notice (“Tag-Along Response Notice”) given to the Tag-Along Seller within 10 days after receipt of the Tag-Along Notice (the “Tag-Along Notice Period”), to request that the Tag-Along Seller include in the proposed Transfer a number of shares of the specified class of Offered Securities held by such Tag-Along Offeree (such number of shares shall not in any event exceed the Tag-Along Sale Percentage of the total number of shares of the specified class of Offered Securities held by such Tag-Along Offeree). The Tag-Along Response Notice shall include wire transfer instructions for payment of the purchase price for the Offered Securities to be sold in such Tag-Along Sale. The Tag-Along Offerees that exercise their Tag-Along Rights hereunder (the “Tagging Persons”) shall, upon request, deliver to the Tag-Along Seller, with the Tag-Along Response Notice, the certificate or certificates representing the Group Equity Securities of such Tagging Persons to be included in the Tag-Along Sale, together with a limited power-of-attorney authorizing the Tag-Along Seller to Transfer such Group Equity Securities on the terms set forth in the Tag-Along Notice. Delivery of the Tag-Along Response Notice with such certificate or certificates and limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Offer by the Tagging Persons. In order to participate in a Tag-Along Sale, subject to Section 5.03(b), the Tagging Persons must agree to enter into and execute substantially identical agreements and documents as the Tag-Along Seller enters into and executes in connection with the Tag-Along Sale.

(d) The Tag-Along Seller shall attempt to obtain the inclusion in the proposed Tag-Along Sale of the entire number of shares of the specified class of Offered Securities which each of the Tagging Person requested to have included in the Tag-Along Sale (as evidenced in the case of the Tag-Along Seller by the Tag-Along Notice and in the case of each Tagging Person by such Tagging Person’s Tag-Along Response Notice), it being acknowledged by the Tagging Persons that the Management Shareholders have “tag-along” rights pursuant to the Management Shareholders Agreement (“Management Tag-Along Rights”) and the Tag-Along Seller will be obligated to notify and include the shares of Management Shareholders exercising Management Tag-Along Rights in accordance with the terms of the Management Shareholders Agreement (a “Management Tagging Person”). In the event the Tag-Along Seller shall be unable to obtain the inclusion of such entire number of shares of the specified class of Offered Securities in the proposed Tag-Along Sale, including the shares proposed to be sold by the Management Tagging Persons, the number of shares of the specified class of Offered Securities to be sold in the proposed Tag-Along Sale shall be allocated among the Tag-Along Seller, each Tagging Person and each Management Tagging Person, in proportion, as nearly as practicable, as follows:

(i) there shall be first allocated to each Tag-Along Seller, each Tagging Person and each Management Tagging Person, a number of shares of the specified class of Offered Securities equal to the lesser of (x) the number of shares offered to be included by such Tagging Person (or proposed, in the case of the Tag-Along Seller) in the proposed Tag-Along Sale pursuant to this Section 5.01 or proposed to be included by such Management Tagging Person (pursuant to Section 4.01(d)(i) of the Management Shareholders Agreement), and (y) a number of shares of the specified class of Offered Securities equal to its Tag-Along Pro Rata Share; and

(ii) the balance, if any, not allocated pursuant to clause (i) above shall be allocated pro rata to each Tag-Along Seller, each Tagging Person and each Management Tagging Person; provided that in no case shall any Tag-Along Seller, Tagging Person or Management Tagging Person be allocated an aggregate amount of shares exceeding the number of shares elected to be included by such Tagging Person (or proposed, in the case of the Tag-Along Seller) or elected to be included by a Management Tagging Person pursuant to Section 4.01(d)(i) of the Management Shareholders Agreement.

(e) If, at the end of a 120-day period after the date of receipt of the Tag-Along Notice (which 120-day period shall be extended if any of the transactions contemplated by the Tag-Along Offer are subject to regulatory approval until the expiration of five Business Days after all such approvals have been received, but in no event later than 150 days after the date of receipt of the Tag-Along Notice), the Tag-Along Seller has not completed the Transfer of all such Offered Securities on substantially the same terms and conditions set forth in the Tag-Along Notice (but as to price, the terms shall be exactly the same), the Tag-Along Seller shall (i) promptly return to the Tagging Persons the limited power-of-attorney (and all copies thereof) together with all certificates representing the Offered Securities that such Tagging Persons delivered for Transfer pursuant to this Section 5.01 and any other documents in the possession of the Tag-Along Seller executed by the Tagging Persons in connection with the proposed Tag-Along Sale, and (ii) not conduct any Transfer of such shares of the specified class of Offered Securities without again complying with this Section 5.01.

(f) Concurrently with the consummation of the Tag-Along Sale, the Tag-Along Seller shall (i) notify the Tagging Persons thereof, (ii) remit or cause to be remitted to the Tagging Persons the total consideration to be paid at the closing of the Tag-Along Sale for the Group Equity Securities of the Tagging Persons Transferred pursuant thereto, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the Tag-Along Response Notice, and (iii) promptly after the consummation of such Tag-Along Sale, furnish such other evidence of the completion and the date of completion of such Transfer and the terms thereof as may be reasonably requested by the Tagging Persons.

(g) If at the termination of the Tag-Along Notice Period, any Shareholder has not elected to participate in the Tag-Along Sale, such Shareholder shall be deemed to have waived its rights under Section 5.01(a) with respect to, and only with respect to, the Transfer of its Group Equity Securities pursuant to such Tag-Along Sale.

(h) The Tag-Along Seller shall Transfer, on behalf of itself and the Tagging Persons, the Group Equity Securities subject to the Tag-Along Offer and elected by the Tagging Person to be Transferred on the terms and conditions set forth in the Tag-Along Notice within 120 days (or such longer period as extended under Section 5.01(e)) after the date of receipt of the Tag-Along Notice.

(i) Notwithstanding anything contained in this Section 5.01, there shall be no liability on the part of the Tag-Along Seller to the Tagging Persons (other than the obligation to return any certificates evidencing Group Equity Securities and limited powers-of-attorney received by the Tag-Along Seller) if the Transfer of Group Equity Securities pursuant to this Section 5.01 is not consummated for whatever reason. The decision to effect a Transfer of Group Equity Securities pursuant to this Section 5.01 by the Tag-Along Seller is in the sole and absolute discretion of the Tag-Along Seller.

(j) This Section 5.01 shall not apply to any Transfer of Group Equity Securities in a Drag-Along Sale for which the Drag-Along Seller shall have elected to exercise its rights under Section 5.02.

SECTION 5.02. Drag-Along Rights.

(a) Subject to Section 5.03, if at any time the Sponsors constituting the Sponsor Majority (collectively, the “Drag-Along Seller”) propose to Transfer all but not less than all of their Group Equity Securities (a “Drag-Along Sale”) to any Third Party or Third Parties (the “Drag-Along Transferee”) in a single transaction or in a series of related transactions, the Drag-Along Seller may at its option require each other Shareholder that is not the Drag-Along Seller (the “Other Shareholders”), and each Other Shareholder hereby agrees, if such Drag-Along Sale is structured as a Transfer of Group Equity Securities, to Transfer all but not less than all of the Group Equity Securities then held by such Other Shareholder on the same terms and conditions as are applicable to the Drag-Along Seller, including the same per share consideration with respect to a specific class of Group Equity Securities; provided, that, the terms of such Drag-Along Sale may provide different per share consideration for different classes of Group Equity Securities. All Other Shareholders shall cooperate in, and shall take all actions that the Drag-Along Seller deems reasonably necessary or desirable to consummate the Drag-Along Sale, including, without limitation, (i) voting their respective Group Equity Securities (or executing and delivering any written consents in lieu thereof) in favor of the Drag-Along Sale and all actions deemed necessary or appropriate by the Drag-Along Seller in connection with the Drag-Along Sale, including voting to approve a Drag-Along Sale if such Drag-Along Sale is structured as a merger or a sale of all or substantially all of the assets of the Company, and against any action or proposal that may prevent, hinder or impede the consummation of the Drag-Along Sale, (ii) to the extent permitted by applicable law, not exercising any dissenters’ or appraisal rights to which they may be entitled in connection with the Drag-Along Sale, and (iii) subject to Section 5.03(b), entering into agreements with the Drag-Along Transferee on terms substantially identical to those (if any) entered into between the Drag-Along Transferee and the Drag-Along Seller. Each Other Shareholder hereby grants to each Sponsor that is part of the Drag-Along Seller, an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such Other Shareholder’s Group Equity Securities in accordance with such Other Shareholder’s agreements in this Section 5.02 and a power of attorney to execute and deliver in the name and on behalf of such Other Shareholder all such agreements, instruments and other documentation (including any written consents of shareholders) as is required to Transfer the Group Equity Securities held by such Other Shareholder to the Drag-Along Transferee. Notwithstanding the foregoing, the Drag-Along Seller may cause a Drag-Along Sale pursuant to this Section 5.02(a) in a Transfer for less than all of the outstanding Group Equity Securities; provided, that such retained shares do not exceed 20% of the issued and outstanding Group Equity Securities and; provided, further, that that all Shareholders shall have the right to retain a pro rata share of each class of aggregate retained shares (based on their Aggregate Ownership of the specified class at such time).

(b) The Drag-Along Seller shall provide written notice of such Drag-Along Sale to the Other Shareholders (a “Drag-Along Sale Notice”) not later than 10 days prior to the proposed Drag-Along Sale. The Drag-Along Sale Notice shall identify the Drag-Along Transferee and the consideration for which a Transfer is proposed to be made (the “Drag-Along Sale Price”) and all other material terms and conditions of the Drag-Along Sale. Each Other Shareholder shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Sale Notice and to tender its Group Equity Securities. The price and form of consideration payable in such Transfer shall be the Drag-Along Sale Price. Not later than five days after receipt of the Drag-Along Sale Notice (the “Drag-Along Sale Notice Period”), each of the Other Shareholders shall deliver to a representative of the Drag-Along Seller designated in the Drag-Along Sale Notice the certificate or certificates and other applicable instruments representing the Group Equity Securities of such Other Shareholder to be included in the Drag-Along Sale, together with wire transfer instructions for payment of the cash portion of the consideration to be received in such Drag-Along Sale, or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Group Equity Securities pursuant to this Section 5.02(b) at the closing for such Drag-Along Sale against delivery to such Other Shareholder of the consideration therefor. If an Other Shareholder should fail to deliver such certificates to the Drag-Along Seller and the Drag-Along Sale is consummated, the Companies shall cause the books and records of the Company to reflect that such Group Equity Securities are bound by the provisions of this Section 5.02(b) and that such Group Equity Securities shall be Transferred to the Drag-Along Transferee immediately upon surrender for Transfer by the holder thereof.

(c) The Drag-Along Seller shall have a period of 120 days from the date of receipt of the Drag-Along Sale Notice to consummate the Drag-Along Sale on the terms and conditions set forth in such Drag-Along Sale Notice; provided, that if such Drag-Along Sale is subject to regulatory approval, such 120-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days after the date of receipt of the Drag-Along Sale Notice. If the Drag-Along Sale shall not have been consummated during such period, the Drag-Along Seller shall promptly return to each of the Other Shareholders all certificates and other applicable instruments representing Group Equity Securities that such Other Shareholders delivered for Transfer pursuant hereto, together with any other documents in the possession of the Drag-Along Seller executed by the Other Shareholders in connection with such proposed Transfer, and all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Group Equity Securities owned by the Other Shareholders shall again be in effect.

(d) Concurrently with the consummation of the Drag-Along Sale, the Drag-Along Seller shall give notice thereof to the Other Shareholders, shall remit or cause to be remitted to each of the Other Shareholders that has surrendered its certificates and other applicable instruments the total consideration to be paid at the closing of the Drag-Along Sale (the cash portion of which is to be paid by wire transfer of immediately available funds in accordance with such Other Shareholder’s wire transfer instructions) for the Group Equity Securities Transferred by such Other Shareholder pursuant hereto, and shall furnish such other evidence of the completion and time of completion of such Transfer and the terms thereof as may be reasonably requested by such Other Shareholders.

(e) Notwithstanding anything contained in this Section 5.02, there shall be no liability on the part of the Drag-Along Seller to the Other Shareholders (other than the obligation to return the limited power-of-attorney and the certificates and other applicable instruments representing Group Equity Securities received by the Drag-Along Seller) if the Transfer of Group Equity Securities pursuant to this Section 5.02 is not consummated for whatever reason, regardless of whether the Drag-Along Seller has delivered a Drag-Along Sale Notice. The decision to effect a Transfer of Group Equity Securities pursuant to this Section 5.02 by the Drag-Along Seller is in the sole and absolute discretion of the Drag-Along Seller.

SECTION 5.03. Additional Provisions Related to Tag-Along Sales and Drag-Along Sales. Notwithstanding anything contained in Section 5.01 or Section 5.02 to the contrary,

in connection with a Tag-Along Sale under Section 5.01 or a Drag-Along Sale under Section 5.02:

(a) upon the consummation of such Tag-Along Sale or Drag-Along Sale, all Shareholders of the same class of Group Equity Securities participating therein will receive the same form and amount of consideration per share, or, if any Shareholder of a specified class of Group Equity Securities is given an option as to the form and amount of consideration to be received, all Shareholders of such specified class of Group Equity Securities participating therein will be given the same option;

(b) each Shareholder shall (i) make such representations, warranties and covenants and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer, (ii) benefit from and be subject to all of the same provisions of the definitive agreements as are applicable to the Tag-Along Seller or Drag-Along Seller, as the case may be, (iii) be required to bear its proportionate share of any escrows, holdbacks or adjustments in respect of the purchase price or indemnification obligations; provided, that no Shareholder shall be obligated (A) to indemnify, other than severally indemnify, any Person in connection with such Tag-Along Sale or Drag-Along Sale, as the case may be, (B) to incur liability to any Person in connection with such Tag-Along Sale or Drag-Along Sale, as the case may be, including, without limitation, under any indemnity, in excess of the lesser of (1) its pro rata share of such liability and (2) the proceeds realized by such Shareholder in such sale, or (C) to agree not to compete with or solicit customers or employees of any Person, and (iv) cooperate in obtaining all governmental and third-party consents and approvals reasonably necessary or desirable to consummate such Tag-Along Sale or Drag-Along Sale;

(c) in the event the consideration to be paid in exchange for Group Equity Securities in a Tag-Along Sale or a Drag-Along Sale includes any securities, and the receipt thereof by a Shareholder would require under applicable law (a) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Tag-Along Sale or a Drag-Along Sale or (b) the provision to any Tag-Along Seller or Drag-Along Seller of any specified information regarding such securities or the issuer thereof that is not otherwise required to be provided for the Tag-Along Sale or Drag-Along Sale, then such Shareholder shall not have the right to sell Group Equity Securities in such proposed Tag-Along Sale or Drag-Along Sale. In such event, the Tag-Along Seller or Drag-Along Seller, as the case may be, shall (i) in the case of a Tag-Along Sale, have the right, but not the obligation, and (ii) in the case of a Drag-Along Sale, have the obligation, to cause to be paid to such Shareholder in lieu thereof, against surrender of the Group Equity Securities which would have otherwise been Transferred by such Shareholder to the prospective purchaser in the proposed Tag-Along Sale or a Drag-Along Sale, an amount in cash equal to the fair market value (as determined in the reasonable determination of the Board) of such Group Equity Securities as of the date such securities would have been issued in exchange for such Group Equity Securities;

(d) in connection with a Drag-Along Sale, if requested by a majority of the members of the Board, the Company will promptly engage, on customary terms (including customary indemnification from the Company), a nationally recognized investment banking firm selected by the Drag-Along Seller to provide financial advisory services to the Company, the Drag-Along Seller and the Other Shareholders, and the Companies shall pay the fees and expenses of such investment banking firm;

(e) in connection with a Drag-Along Sale, the Company will, if applicable, enter into a definitive agreement with the proposed transferee(s) providing for such Transfer and make and agree to representations, warranties, covenants and indemnities and other similar agreements that are reasonable and customary for negotiated transactions of the type contemplated by such Transfer;

(f) the Company agrees to cooperate with any Shareholder and any proposed transferee (other than a Company Competitor in the case of a Tag-Along Sale), and their respective advisors, to facilitate and effect any Tag-Along Sale or Drag-Along Sale and, upon the request of any Shareholder that proposes to make a Tag-Along Sale or Drag-Along Sale, subject to any proposed transferee (other than a Company Competitor in the case of a Tag-Along Sale) executing a reasonably satisfactory confidentiality agreement with the Company, the Company will, and will cause its and its Subsidiaries’ employees and personnel to, use its and their reasonable best efforts to facilitate and support any due diligence process being undertaken in connection with such proposed Tag-Along Sale or Drag-Along Sale;

(g) the Company and the Shareholders will cooperate in the obtaining of all governmental and third-party approvals and consents reasonably necessary or desirable to consummate such Transfer; and

(h) all reasonable costs and expenses incurred by the Shareholders or the Companies in connection with any proposed Drag-Along Sale (whether or not consummated), including all attorneys fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Companies. The Sponsors may retain, and the Companies will pay the reasonable fees and expenses of, a single legal counsel (and such local counsel as may be appropriate) in connection with any proposed Drag-Along Sale (whether or not consummated). All reasonable costs and expenses incurred by the Shareholders, the Management Tagging Persons or the Companies in connection with any proposed Tag-Along Sale (whether or not consummated), including all attorneys fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be borne by each transferor of Group Equity Securities, including the Management Tagging Persons, in proportion to the amount transferred or proposed to be transferred, as the case may be, by each such transferor.

SECTION 5.04. Preemptive Rights.

(a) Prior to the consummation of an IPO, the Company or Warner II, as the case may be, shall give each of the Shareholders that is an “accredited investor” (as such term is defined in Rule 501(a) of the Securities Act) as of the time of any proposed issuance by the Company or Warner II, as the case may be, of shares of a specified class of Group Equity Securities, written notice (an “Issuance Notice”) of such proposed issuance at least 10 days prior to the proposed issuance date. The Issuance Notice shall specify the number of shares of the specified class of Group Equity Securities and the price at which such Group Equity Securities are proposed to be issued and the other material terms and conditions of the issuance, including, without limitation, the proposed closing date. Subject to Section 5.04(g), each Shareholder shall be entitled to purchase, at the price and on the other terms and conditions specified in the Issuance Notice, its pro rata amount of such newly issued Group Equity Securities equal to (x) the number of shares of the specified class of Group Equity Securities proposed to be issued by the Company or Warner II, as the case may be, multiplied by (y) a fraction, the numerator of which is the Aggregate Ownership of Group Equity Securities of such Shareholder and the denominator of which is equal to the sum of (A) the Aggregate Ownership of Group Equity Securities of all Shareholders and (B) the aggregate number of Group Equity Securities owned by Management Shareholders that are entitled to preemptive rights pursuant to the Management Shareholders Agreement (“Management Preemptive Securities”).

(b) Each Shareholder may exercise its rights under this Section 5.04 by delivering written notice of its election to purchase such Group Equity Securities to the Company or Warner II, as the case may be, within 10 days after receipt of the Issuance Notice. A delivery of such notice (which notice shall specify the number of shares of the specified class of Group Equity Securities requested to be purchased by the Shareholder submitting such notice) by such Shareholder shall constitute a binding agreement of such Shareholder to purchase, at the price and on the terms and conditions specified in the Issuance Notice, the number of shares the specified class of Group Equity Securities specified in such Shareholder’s notice. If, at the termination of such 10 day-period, any Shareholder has not exercised its right to purchase any of its pro rata share of such Group Equity Securities, such Shareholder shall be deemed to have waived all of its rights under this Section 5.04 with respect to, and only with respect to, the purchase of such Group Equity Securities specified in the Issuance Notice.

(c) If any of the Shareholders, or any of the Management Shareholders, fails to exercise its preemptive rights under this Section 5.04 or, with respect to the Management Shareholders, under the Management Shareholders Agreement, or elects to exercise such rights with respect to less than such Shareholder’s pro rata share (the difference between such Shareholder’s or Management Shareholder’s pro rata share and the number of shares for which such Shareholder or Management Shareholder exercised its preemptive rights under this Section 5.04 or, with respect to the Management Shareholders, under the Management Shareholders Agreement (the “Excess Shares”), any participating Shareholder electing to exercise its rights with respect to its full pro rata share (a “Fully Participating Shareholder”) shall be entitled to purchase from the Company or Warner II, as the case may be, an additional number of shares of the specified class of Group Equity Securities equal to the product of (i) the Excess Shares and (ii) a fraction, the numerator of which is the Aggregate Ownership of Group Equity Securities of such Fully Participating Shareholder, and the denominator of which is equal to the sum of (x) the Aggregate Ownership of Group Equity Securities of all Fully Participating Shareholders and (y) the aggregate number of Management Preemptive Securities owned by all Management Shareholders that elected to exercise their preemptive rights with respect to their full pro rata share pursuant to Section 4.04(b) of the Management Shareholders Agreement.

(d) The Company or Warner II, as the case may be, shall have 120 days after the date of the Issuance Notice to consummate the proposed issuance of any or all of such Group Equity Securities that the Shareholders and Management Shareholders have elected not to purchase at the price and upon terms and conditions that are not materially less favorable to the Company or Warner II, as the case may be, than those specified in the Issuance Notice; provided, that if such issuance is subject to regulatory approval, such 120-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days after the date of the Issuance Notice. At the consummation of such issuance, the Company or Warner II, as the case may be, shall issue certificates representing the Group Equity Securities to be purchased by each Shareholder exercising preemptive rights pursuant to this Section 5.04 registered in the name of such Shareholder, against payment by such Shareholder of the purchase price for such Group Equity Securities. If the Company or Warner II, as the case may be, proposes to issue any class of Group Equity Securities after such 120-day period or on other terms materially less favorable to the issuer, it shall again comply with the procedures set forth in this Section 5.04.

(e) The closing of any issuance of Group Equity Securities to the Shareholders pursuant to this Section 5.04, shall take place at the time and in the manner provided in the Issuance Notice. The Company or Warner II, as the case may be, shall be under no obligation to consummate any proposed issuance of Group Equity Securities, nor shall there be any liability on the part of such entity to any Shareholder, if the Company or Warner II, as the case may be, has not consummated any proposed issuance of Group Equity Securities pursuant to this Section 5.04 for whatever reason, regardless of whether it shall have delivered an Issuance Notice in respect of such proposed issuance.

(f) The Company or Warner II, as the case may be, may offer and sell shares of a specified class of Group Equity Securities subject to the preemptive rights under this Section 5.04 to an existing Shareholder without first offering such Group Equity Securities to each of the other Shareholders or complying with the procedures of this Section 5.04, so long as (i) each of the other Shareholders receives prompt written notice of the consummation of such sales and thereafter is given the opportunity to purchase a number of shares of the specified class of Group Equity Securities equal to (x) the number of shares of the specified class of Group Equity Securities issued by the Company or Warner II, as the case may be, (including all shares of the specified class of Group Equity Securities issued to Shareholders with respect to this provision) multiplied by (y) a fraction, the numerator of which is the Aggregate Ownership of Group Equity Securities of such Shareholder and the denominator of which is equal to the sum of (A) the Aggregate Ownership of Group Equity Securities of all Shareholders and (B) the aggregate number of Management Preemptive Securities, within 45 days after the close of such sale and in any event no later than 10 days after receipt of the notice referred to herein on the same terms and conditions as such prior sale, and (ii) the price per share of such specified class of Group Equity Securities shall be identical to the price per share paid in such prior sale.

(g) The preemptive rights under this Section 5.04 shall not apply to (i) issuances or sales of Group Equity Securities to employees, officers and/or directors of the Company or Warner II, as the case may be, pursuant to employee benefit or similar plans or arrangements of the Company or Warner II, as the case may be, approved in accordance with Section 2.07(m), (ii) issuances or sales of Group Equity Securities upon exercise, conversion or exchange of Group Equity Securities outstanding as of the Closing Date or which, when issued, were subject to or exempt from the preemptive rights, (iii) securities distributed or set aside ratably to all holders of a specified class of Group Equity Securities on a per share equivalent basis, (iv) issuances or sales in, or in connection with, the IPO, a merger of the Company or Warner II, as the case may be, with or into another Person or an acquisition by the Company or Warner II, as the case may be, of another Person or substantially all the assets of another Person, subject to the provisions of Section 2.07(f) and Section 2.07(g), or (v) issuances of shares of a specified class of Group Equity Securities as a bona-fide “equity kicker” to a lender in connection with a third party debt financing. Upon any issuances or sales of Group Equity Securities as a unit with any other Group Equity Securities, the preemptive rights under this Section 5.04 shall be applicable to the entire unit rather than only the Group Equity Securities included in the unit.

ARTICLE 6

REGISTRATION RIGHTS

SECTION 6.01. Demand Registration.

(a) At any time after the six month anniversary of the consummation by the Company of the IPO, if the Company shall receive a written request from Sponsors holding more than 10% of the then outstanding Registrable Securities (such requesting Persons, the “Requesting Shareholders”) that the Company effect the registration under the Securities Act of all or any portion of such Requesting Shareholders’ Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested registration (each such request shall be referred to herein as a “Demand Registration”) at least 10 days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the other Shareholders and thereupon shall use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(i) all Registrable Securities for which the Requesting Shareholders have requested registration under this Section 6.01, and

(ii) subject to the restrictions set forth in Section 6.01(d), all other Registrable Securities that any other Shareholders (all such Shareholders, together with the Requesting Shareholders, the “Registering Shareholders”) have requested the Company to register by request received by the Company within seven days after such Shareholders receive the Company’s notice of the Demand Registration, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided that no Person may participate in any registration statement pursuant to this Section 6.01(a) unless such Person agrees to sell their Registrable Securities to the underwriters selected as provided in Section 6.05(f) on the same terms and conditions as apply to the Requesting Shareholders; provided, however, that no such Registering Shareholders shall be required to make any representations or warranties, or provide any indemnity, in connection with any such registration other than representations and warranties (or indemnities with respect thereto) as to (i) such Person’s ownership of his, her or its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Person’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws by such Registering Shareholder as may be reasonably requested; provided, further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion thereto; and provided, further, that such liability will be limited to, the net amount received by such Person from the sale of his or its Registrable Securities pursuant to such registration;

provided that, the Company shall not be obligated to effect a Demand Registration unless the aggregate gross proceeds expected to be received from the sale of the Registrable Securities requested to be included by all Registering Shareholders in such Demand Registration are at least $100,000,000.

(b) Promptly after the expiration of the seven-day period referred to in Section 6.01(a)(ii) hereof, the Company will notify all Registering Shareholders of the identities of the other Registering Shareholders and the number of shares of Registrable Securities requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, a majority of the Requesting Shareholders may revoke such request without liability to any of the other Registering Shareholders, by providing a notice to the Company revoking such request.

(c) The Companies shall be liable for and pay all Registration Expenses in connection with each Demand Registration, regardless of whether such Registration is effected.

(d) If a Demand Registration involves a Public Offering and the managing underwriter advises the Company and the Requesting Shareholders that, in its view, the number of Registrable Securities that the Registering Shareholders, the Company and the Management Shareholders propose to include in such registration exceeds the largest number of Registrable Securities that can be sold without having an adverse effect on such offering, including the price at which such Registrable Securities can be sold (the “Demand Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Demand Maximum Offering Size:

(i) first, (A) all Registrable Securities requested to be registered by the Registering Shareholders and (B) Registrable Securities requested to be registered by Management Shareholders that are exercising piggyback registration rights pursuant to the Management Shareholders Agreement (the “Requesting Management Shareholders”), (the Registrable Securities in clauses (A) and (B), allocated, if necessary for the offering not to exceed the Demand Maximum Offering Size, pro rata among the Requesting Shareholders, the other holders of Registrable Securities and the Requesting Management Shareholders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each, unless the managing underwriter reasonably determines otherwise, in which case the allocation of such Registrable Securities shall be in the manner reasonably determined by the managing underwriter); and

(ii) second, all Registrable Securities proposed to be registered by the Company.

(e) The Company may defer the filing (but not the preparation) of a registration statement, or suspend the continued use of a registration statement, required by Section 6.01 for a period of up to 60 days after the request to file a registration statement if at the time the Company receives the request to register Registrable Securities, the Company or any of its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board determines in good faith, after consultation with external legal counsel, that such disclosure would have a material adverse effect on the Company or its business or on the Company’s ability to effect a proposed material acquisition, disposition, financing, reorganization, recapitalization or similar transaction. A deferral of the filing of a registration statement, or the suspension of the continued use of a registration statement, pursuant to this Section 6.01(e), shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral, the negotiations or other activities are disclosed or terminated. In order to defer the filing of a registration statement, or suspend the continued use of a registration statement, pursuant to this Section 6.01(e), the Company shall promptly (but in any event within five days), upon determining to seek such deferral or suspension, deliver to each Requesting Shareholder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing, or suspending the continued use of a registration statement, pursuant to this Section 6.01(e) and a general statement of the reason for such deferral or suspension, as the case may be, and an approximation of the anticipated delay. The Company may defer the filing, or suspend the continued use of, a particular registration statement pursuant to this Section 6.01(e) no more than twice in any twelve month period; provided, that there must be an interim period of at least 60 days between the end of one deferral or suspension period and the beginning of a subsequent deferral or suspension period. The Company agrees, that in the event it exercises its rights under this Section 6.01(e), it shall, within 10 days following receipt by the holders of Registrable Securities of the notice of deferral or suspension, as the case may be, update the deferred or suspended registration statement as may be necessary to permit the holders of Registrable Securities to resume use thereof in connection with the offer and sale of their Registrable Securities in accordance with applicable law.

SECTION 6.02. Piggyback Registration.

(a) If the Company proposes to register any Group Equity Securities under the Securities Act (whether for itself or otherwise in connection with a sale of securities by another Person, but other than in connection with a Shelf Registration and any resale of Registrable Securities pursuant to a Shelf Registration, which shall be governed by the terms of Section 6.03, a registration on a Form S-4 in connection with a direct or indirect acquisition by the Company of another Person or a registration on a Form S-8), the Company shall at each such time give prompt written notice at least 10 days prior to the anticipated filing date of the registration statement relating to such registration to each Shareholder holding Registrable Securities hereunder, which notice shall set forth such Shareholder’s rights under this Section 6.02 and shall offer such Shareholder the opportunity to include in such registration statement all or any portion of the Registrable Securities held by such Shareholder (a “Piggyback Registration”), subject to the restrictions set forth herein. Upon the request of any such Shareholder made within 10 days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Shareholder), the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Shareholders with rights to require registration of Registrable Securities hereunder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that if such registration involves a Public Offering, all such Shareholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 6.05(f) on the same terms and conditions as apply to the Company or any other selling shareholders; provided, however, that no such Person shall be required to make any representations or warranties, or provide any indemnity, in connection with any such registration other than representations and warranties (or indemnities with respect thereto) as to (i) such Person’s ownership of his, her or its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Person’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws by such Person as may be reasonably requested; provided, further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion thereto, and provided, further, that such liability will be limited to, the net amount received by such Person from the sale of his or its Registrable Securities pursuant to such registration. If, at any time after giving notice of its intention to register any Registrable

Securities pursuant to this Section 6.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company or the initiating holders, as applicable, shall determine for any reason not to register such securities, the Company shall give notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 6.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 6.01. The Companies shall be liable for and pay all Registration Expenses in connection with each Piggyback Registration, regardless of whether such registration is effected.

(b) If a Piggyback Registration involves a Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 6.01(d) shall apply) and the managing underwriter advises the Company that, in its view, the number of Registrable Securities that the Company and all selling stockholders propose to include in such registration exceeds the largest number of Registrable Securities that can be sold without having an adverse effect on such offering, including the price at which such Registrable Securities can be sold (the “Piggyback Maximum Offering Size”), the Company shall include in such registration, in the following priority, up to the Piggyback Maximum Offering Size:

(i) first, such number of Registrable Securities proposed to be registered for the account of the Company, if any, as would not cause the offering to exceed the Piggyback Maximum Offering Size, and

(ii) second, (A) all Registrable Securities requested to be included in such registration by any Shareholders pursuant to this Section 6.02 and (B) all Registrable Securities requested to be included by Requesting Management Shareholders (the Registrable Securities in clauses (A) and (B) allocated, if necessary for the offering not to exceed the Piggyback Maximum Offering Size, pro rata among such Shareholders and Requesting Management Shareholders based on their relative number of Registrable Securities requested to be included in the Piggyback Registration, unless the managing underwriter reasonably determines otherwise, in which case the allocation of such Registrable Securities shall be in the manner reasonably determined by the managing underwriter).

SECTION 6.03. Shelf Registration.

(a) At any time after the 12 month anniversary of the consummation by the Company of the IPO, upon receipt of a written request (the “Shelf Request”) from Sponsors holding more than ten percent (10%) of the then outstanding Registrable Securities that the Company file a “shelf” registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration”) on Form S-3 (or any successor form to Form S-3, or any similar short-form registration statement), covering the resale of Registrable Securities, the reasonably anticipated gross proceeds from all resales covered thereunder of which would exceed $75,000,000 million, the Company shall (i) within five days of the receipt by the Company of such notice, give written notice of such proposed registration to all other holders of Registrable Securities, and (ii) use its reasonable best efforts, consistent with the terms of this Agreement, to cause the Shelf Registration to be filed with the SEC as soon as practicable (but in no event later than 30 days of its receipt of the Shelf Request) and to include all Registrable Securities held by such requesting Shareholders to be registered on such form for the offering together with all or such portion of the

Registrable Securities of any other holder of Registrable Securities joining in such request as are specified in a written request received by the Company within 10 days after receipt of such written notice from the Company and (iii) use its reasonable best efforts, consistent with the terms of this Agreement, to cause such Shelf Registration to be declared effective by the SEC as soon as possible. As soon as reasonably practicable after the IPO, the Company will use its reasonable best efforts, consistent with the terms of this Agreement, to qualify for and remain eligible to use Form S-3 registration or a similar short-form registration. The provisions of Section 6.05 shall be applicable to each Shelf Registration initiated under this Section 6.03 and any subsequent resale of Registrable Securities pursuant thereto; provided, that the gross proceeds therefrom equal at least $50,000,000.

(b) In connection with any proposed underwritten resale of Registrable Securities which is not pursuant to a Demand Registration under Section 6.01 (an “Underwritten Shelf Takedown”) pursuant to a Shelf Registration, each Shareholder agrees, in an effort to conduct any such Underwritten Shelf Take-Down in the most efficient and organized manner, to coordinate with the other holders of Registrable Securities prior to initiating any sales efforts and cooperate with the other holders of Registrable Securities as to the terms of such Underwritten Shelf Take-Down, including, without limitation, the aggregate amount of securities to be sold and the number of Registrable Securities to be sold by each holders of Registrable Securities. In furtherance of the foregoing, the Company shall give prompt notice to all Shareholders whose Registrable Securities are included in the Shelf Registration of the receipt of a request from another shareholder whose Registrable Securities are included in the Shelf Registration of a proposed Underwritten Shelf Take-Down under and pursuant to the Shelf Registration and, notwithstanding anything to the contrary contained herein, will provide such Shareholders a period of two business days to participate in such Underwritten Shelf Take-Down, subject to the terms negotiated by and applicable to the initiating Shareholders and subject to “cutback” limitations set forth in Section 6.01(d) as if the subject Underwritten Shelf Take-Down was being effected pursuant to a Demand Registration. All such Shareholders electing to be included in an Underwritten Shelf Takedown must sell their Registrable Securities to the underwriters selected as provided in Section 6.05(f) on the same terms and conditions as apply to any other selling shareholders; provided, however, that no such Person shall be required to make any representations or warranties, or provide any indemnity, in connection with any such registration other than representations and warranties (or indemnities with respect thereto) as to (i) such Person’s ownership of his, her or its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Person’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws by such Person as may be reasonably requested; provided, further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion thereto, and provided, further, that such liability will be limited to, the net amount received by such Person from the sale of his or its Registrable Securities pursuant to such registration.

(c) The Company shall be liable for and pay all Registration Expenses in connection with each Shelf Registration, regardless of whether such Shelf Registration is effected, and any Underwritten Shelf Take-Down.

SECTION 6.04. Lock-Up Agreements.

(a) In connection with each underwritten Public Offering (excluding, in the case of the Shareholders only, an Underwritten Shelf Take-Down) and if requested by the managing underwriter, each of the Company and the Shareholders agree not to effect any public sale or private offer or distribution (other than a distribution-in-kind pro rata to all limited partners or members, as the case may be, of such Shareholder) of any Registrable Securities during the 10 days prior to the consummation of such Public Offering and during such time period after the consummation of such Public Offering, not to exceed 90 days (180 days in the case of the IPO), except that no Shareholder shall be bound by this Section 6.04 unless the Sponsors that hold a majority of the Registrable Securities agree to be bound by such restriction. Notwithstanding the foregoing, this Section 6.04 shall not apply to any sale by a Shareholder or a director or officer of a Shareholder of Common Shares acquired in open market transactions or block purchases by such Shareholder or its Affiliates subsequent to the IPO. Any discretionary waiver or termination of the requirements under the foregoing provisions made by the Company or the applicable lead managing underwriters shall apply to each Shareholder on a pro rata basis.

(b) At any time following the IPO, any Shareholder that, together with its Affiliates, holds less than five percent (5%) of the then outstanding Common Shares may elect (on behalf of itself and its Affiliates (collectively, the “Withdrawing Holders”)), by written notice to the Company, to withdraw from the provisions of this Article 6 and as a result of such withdrawal, such Withdrawing Holders shall no longer be entitled to the rights, nor be subject to the obligations, of this Article 6 (for purposes of clarity, if such Withdrawing Holder is a Syndicate Shareholder, then the restrictions set forth in Section 3.05 herein shall remain valid and in full force and effect in accordance with the terms thereof) and the Common Shares held by the Withdrawing Holders shall conclusively be deemed thereafter not to be “Registrable Securities” under this Agreement. No withdrawal pursuant to this Section 6.04(b) shall release any Withdrawing Holder from its indemnification and contribution rights and obligations, if any, pursuant to Sections 6.06, 6.07, 6.09 and 8.12 herein.

SECTION 6.05. Registration Procedures. Whenever any Shareholders request that any Registrable Securities be registered pursuant to Section 6.01, Section 6.02, or Section 6.03 hereof, subject to the provisions of such Sections, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

(a) The Company shall, as expeditiously as possible, and, if the Company is not qualified for the use of Form S-3, no later than 20 days from the date of receipt by the Company of the written request, and if the Company is qualified for use of Form S-3, no later than 10 days from the date of receipt by the Company of the written request, prepare and file with the SEC a registration statement on any form for which the Company then qualifies and the managing underwriter, if any, and the holders of a majority of the Registrable Securities to be registered thereunder shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days or in the case of a Shelf Registration, not less than two years (or such shorter period in which all of the Registrable Securities of the Registering Shareholders included in such registration statement shall have actually been sold thereunder); provided, however, that such 180-day period or two year period, as applicable, shall be extended for a period of time equal to the period any Shareholder refrains from selling any securities included in such registration at the request of an underwriter and in the case of any Shelf Registration, subject to compliance with applicable SEC rules, such two year period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, furnish to each participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder.

(c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Shareholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Registering Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d) The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Shareholder holding such Registrable Securities reasonably (in light of such Shareholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.05(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e) The Company shall immediately notify each Registering Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

(f) Except for a Demand Registration, the Board shall have the right to select the underwriter or underwriters in connection with any Public Offering. In connection with the offering of Registrable Securities pursuant to a Demand Registration, the holders of a majority of the Registrable Securities to be registered in a Demand Registration shall select the underwriter or underwriters, provided that such selection shall be subject to the consent of the Board, which consent shall not be unreasonably withheld. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form, provided that the scope of the indemnity contained in such underwriting agreement is not more extensive than the indemnity described in Section 6.07 hereof), provided that such agreements are consistent with this Agreement, and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the NASD. Each Shareholder participating in such underwriting shall also enter into such agreement, provided that the terms of any such agreement are consistent with this Agreement.

(g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Registering Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 6.05 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is otherwise required by law. Each Shareholder agrees that at the time that such Shareholder is a Registering Shareholder, information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in Common Shares unless and until such information is made generally available to the public, and further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h) The Company shall cause to be furnished to each Registering Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such Shareholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Shareholders or the managing underwriter therefor reasonably requests.

(i) The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(j) The Company may require each such Registering Shareholder, by written notice given to each such Registering Shareholder not less than 10 days prior to the filing date of such registration statement, to promptly, and in any event within 7 days after receipt of such notice, furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time request and such other information as may be legally required in connection with such registration.

(k) Each Shareholder agrees that at the time that such Shareholder is a Registering Shareholder, upon receipt of any written notice from the Company of the occurrence of any event requiring the preparation of a supplement or amendment of a prospectus relating to the Registrable Securities covered by a registration statement that is required to be delivered under the Securities Act so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or to make the statements therein not misleading, such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder’s receipt of the copies of a supplemented or amended prospectus, and, if so directed by the Company, such Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Shareholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 6.05(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 6.05(e) to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 6.05(e).

(l) The Company shall use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded and if none of the Registrable Securities are so listed, on any securities exchange or quotations system on which similar securities issued by the Company are then listed, and if no Common Shares are listed, on any national securities exchange or on the NASDAQ.

(m) The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other reasonable actions to obtain ratings for any Registrable Securities and (iii) otherwise use their reasonable efforts to cooperate as requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

SECTION 6.06. Indemnification by the Companies. The Companies agree to indemnify and hold harmless each Shareholder, its officers, directors, employees, managers, members, partners and agents, and each Person, if any, who controls any such Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or caused by or related to any violation or alleged violation of the Securities Act or Exchange Act, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made in reliance upon and in conformity with information furnished in writing to the Company by such Shareholder or on such Shareholder’s behalf expressly for use therein, provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the Company has provided such prospectus to such Shareholder and it was the responsibility of such Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such Damages.

SECTION 6.07. Indemnification by the Participating Shareholders. Each Shareholder, at the time that such Shareholder is a Registering Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless from and against all Damages the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (i) with respect to information furnished in writing to the Company by such Shareholder or on such Shareholder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was available to such Shareholder and would have cured the defect giving rise to such Damages. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 6, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Shareholder shall be liable under this Section 6.07 for any Damages in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate.

SECTION 6.08. Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 6, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any Damages (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

SECTION 6.09. Contribution.

(a) If the indemnification provided for in this Article 6 is unavailable to the Indemnified Parties or insufficient in respect of any Damages (other than by reason of the exceptions provided herein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages, as between the Companies on the one hand and each such Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Companies and of each such Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative fault of the Companies on the one hand and of each such Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) The Companies and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 6.09 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6.09, no Shareholder shall be required to contribute any amount in excess of the amount by which the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate exceeds the amount of any Damages that such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Subject to the foregoing and as among the Shareholders, each Shareholder’s obligation to contribute pursuant to this Section 6.09 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Registering Shareholders and not joint.

SECTION 6.10. Cooperation by the Company. With a view to making available to the Shareholders the benefits of certain rules and regulations of the SEC that may at any time permit the sale of securities to the public without registration, the Company agrees to use its best efforts to:

(a) make and keep public information available, as those terms are defined in Rule 144, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c) furnish to any Shareholder, so long as such Shareholder owns any Registrable Securities, upon request by such Shareholder, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for a Public Offering), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Shareholder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Shareholder to sell any such securities without registration.

(d) Upon the request of any Shareholder, instruct the transfer agent in writing that it shall rely on the written legal opinion of such Shareholder’s counsel, and shall act in accordance with the written instructions of such Shareholder’s counsel, with respect to any transfer of Group Equity Securities.

SECTION 6.11. Restriction on Company Grants of Subsequent Registration Rights. The Company covenants and agrees, that so long as any Sponsor holds any Registrable Securities in respect of which registration rights provided for in Section 6.01 of this Agreement remain in effect, the Company will not, directly or indirectly, without the consent of the Sponsor Majority, grant to any Person or agree to otherwise become obligated in respect of (i) the rights of registration in the nature or substantially in the nature of those set forth in Section 6.01 of this Agreement that would have priority over or parity with the Registrable Securities with respect to the inclusion of such securities in any registration or (ii) demand registration rights exerciseable prior to such time as the Sponsors can first exercise their rights under Section 6.01.

ARTICLE 7

CERTAIN COVENANTS AND AGREEMENTS

SECTION 7.01. Information Rights.

(a) Until the consummation of the IPO, the Company will deliver, or will cause to be delivered, the following to (i) each Sponsor until such time as such Sponsor ceases to own any Group Equity Securities and (ii) each other Shareholder until such time as such other Shareholder shall cease to own two percent (2)% of the outstanding Group Equity Securities:

(i) as soon as available after the end of each fiscal year of the Company, and in any event within 90 days thereafter, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the opinion of independent public accountants of recognized national standing selected by the Company; and

(ii) as soon as available after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarterly period, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto) and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

(iii) as soon as available after the end of each month and in any event within 20 days thereafter, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such month and consolidated statements of operations, income, cash flows, retained earnings and stockholders’ equity of the Company and its Subsidiaries, for each month and for the current fiscal year of the Company to date, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto).

(b) Other Information. The Company covenants and agrees to deliver to (i) each Sponsor until such time as such Sponsor ceases to own any Group Equity Securities and (ii) each other Shareholder until such time as such other Shareholder shall cease to own five percent (5)% of the outstanding Group Equity Securities, with reasonable promptness, such other information and data, including, but not limited to such information and reports made available to any lender of the Company or any of its Subsidiaries under any credit agreement or otherwise, any information necessary to assist any Shareholder in preparing its tax filings and preserving its qualification as a “venture capital operating company” as defined in the regulations promulgated under the Employment Retirement Income Security Act of 1974 by the United States Department of Labor, with respect to the Company and each of its Subsidiaries as from time to time may be reasonably requested by such Sponsor or other Shareholder, as the case may be.

SECTION 7.02. Access. The Company shall, and shall cause its and its Subsidiaries’ officers, directors, employees, auditors and other agents to, until such time as a Shareholder shall cease to own five (5)% of the outstanding Group Equity Securities, (a) afford the officers, employees, auditors and other agents of such Shareholder, during normal business hours and upon reasonable notice, reasonable access and consultation rights at all reasonable times to its officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records, and (b) afford such Shareholder the opportunity to discuss the Company’s affairs, finances and accounts with the Company’s officers from time to time as each such Shareholder may reasonably request.

SECTION 7.03. Confidentiality.

(a) Each Shareholder agrees that it shall (and shall cause its Affiliates (other than Affiliates that are a Company Competitor) and its and their officers, directors, employees, partners, legal counsel, agents and representatives to) (collectively, the “Confidentiality Affiliates”)) (i) hold confidential and not disclose (other than by a Shareholder to its Confidentiality Affiliates having a reasonable need to know in connection with the permitted purposes hereunder), without the prior written consent of the Sponsor Majority, all confidential or proprietary written, recorded or oral information or data (including research, developmental, engineering, manufacturing, technical, marketing, sales, financial, operating, performance, cost, business and process information or data, know how and computer programming and other software techniques) provided or developed by any of the Companies and any of their Subsidiaries, another Shareholder or its Confidentiality Affiliates in connection herewith or with the Business, whether such confidentiality or proprietary status is indicated orally or in writing or in a context in which any of the Companies and any of their Subsidiaries or the disclosing Shareholder or any of their Confidentiality Affiliates reasonably communicated, or the receiving Shareholder or its Confidentiality Affiliates should reasonably have understood, that the information should be treated as confidential, whether or not the specific words “confidential” or “proprietary” are used (“Confidential Information”) and (ii) use such Confidential Information only for the purposes of performing its obligations hereunder to which it is a party and carrying on the business of the Company and monitoring its investment in the Company; provided, however, that Shareholders may disclose any such Confidential Information on a confidential basis to current and prospective lenders in connection with a loan or prospective loan to a Shareholder and to prospective purchasers of Group Equity Securities from a Shareholder, as well as to their legal counsel, auditors, agents and representatives. Notwithstanding the foregoing, Shareholders may disclose any such Confidential Information on a confidential basis to limited partners or prospective limited partners or investors of a Shareholder or its Confidentiality Affiliates.

(b) The obligations contained in Section 7.03(a) shall not apply, or shall cease to apply, to Confidential Information if or when, and to the extent that, such Confidential Information (i) was, or becomes through no breach of the receiving Shareholder’s obligations hereunder, known to the public, (ii) becomes known to the receiving Shareholder or its Confidentiality Affiliates from other sources under circumstances not involving any breach of any confidentiality obligation between such source and the disclosing Shareholder’s or discloser’s Confidentiality Affiliates or a third party, (iii) is independently developed by the receiving Shareholder or its Confidentiality Affiliates, or (iv) is required to be disclosed by law, governmental regulation or applicable legal process.

(c) Except as required by applicable law, each Shareholder agrees that it will not issue or release for external publication any article or advertising or publicity matter relating to the Company or the Business without the prior consent of the Board, which consent shall not be unreasonably withheld or delayed; provided that, no Shareholder, the Company nor any Subsidiary of the Company shall issue or release for external publication any article or advertising or publicity matter relating to the Company or the Business referencing or mentioning any Shareholder or its Affiliates without first obtaining the written consent of such Shareholder.

SECTION 7.04. Directors’ and Officers’ Insurance. The Company shall purchase, within a reasonable period following the Closing, and maintain for such periods as the Board shall in good faith determine, at its expense, insurance in an amount determined in good faith by the Board to be appropriate, on behalf of any person who after the Closing is or was a director or officer of the Company or any Subsidiary, or is or was serving at the request of the Company or any Subsidiary as a director, officer, employee or agent of another limited company, corporation, partnership, joint venture, trust or other enterprise, including any direct or indirect subsidiary of the Company, against any expense, liability or loss asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, subject to customary exclusions. The provisions of this Section 7.04 shall survive any termination of this Agreement.

SECTION 7.05. No Exclusive Duty to Company. In recognition that certain of the Shareholders currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which such Shareholder may serve as an advisor, a director or in some other capacity, and in recognition that such Shareholder may have a myriad of duties to various investors and partners, and in anticipation that the Company and Warner II, on the one hand, and such Shareholder (or one or more affiliates, associated investment funds or portfolio companies), on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Company and Warner II hereunder and in recognition of the difficulties which may confront any Shareholder who desires and endeavors fully to satisfy such Shareholder’s duties, in determining the full scope of such duties in any particular situation, the provisions of this Section 7.05 are set forth to regulate, define and guide the conduct of certain affairs of the Company and Warner II as they may involve such Shareholder.

(a) Such Shareholder shall have the right:

(i) to directly or indirectly engage in or invest in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company or Warner II and their Subsidiaries); provided, that no Board designee of such Shareholder shall also serve as a director or in a similar capacity for such other business,

(ii) to directly or indirectly do business with any client or customer of the Company or Warner II and their Subsidiaries,

(iii) to take any other action that such Shareholder believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 7.05, and

(iv) not to present potential transactions, matters or business opportunities to the Company or Warner II or any of their Subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another person.

(b) Such Shareholder and its Affiliates shall have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company, Warner II or any of their Affiliates or to refrain from any actions specified in Section 7.05(a), and the Company and Warner II, on their own behalf and on behalf of their Affiliates, hereby renounce and waive any right to require such Shareholder or its Affiliates to act in a manner inconsistent with the provisions of this Section 7.05(a).

(c) Such Shareholder and its Affiliates shall not be liable to the Company, Warner II or any of their Affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 7.05(a) or such Shareholder’s or its Affiliates’ participation therein.

SECTION 7.06. Conflicting Agreements. Each Shareholder represents and agrees that it shall not (i) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Group Equity Securities, except as expressly contemplated by this Agreement, (ii) enter into any agreement or arrangement of any kind with any Person with respect to its Group Equity Securities inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Shareholder under this Agreement, including agreements or arrangements with respect to the Transfer or voting of its Group Equity Securities or (iii) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Group Equity Securities in any manner that is inconsistent with this Agreement.

SECTION 7.07. CFC/PFIC.

(a) If the Company or any Subsidiary is or will become a controlled foreign corporation (“CFC”), or passive foreign investment company (“PFIC”), the Company shall furnish, or cause to be furnished, to each Sponsor upon its reasonable request, on a timely basis, and at the expense of the Companies, all information necessary to satisfy the U.S. income tax return filing requirements of each Sponsor arising from its investment in the Company.

(b) The Company shall reasonably cooperate with and assist in good faith, and shall cause each Subsidiary to reasonably cooperate with and assist in good faith, each of the Sponsors in determining whether the Company or any Subsidiary is a CFC within the meaning of Section 957 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Without limiting the generality of the foregoing, if any Sponsor shall determine that the Company or any Subsidiary is a CFC, the Company shall furnish, or cause to be furnished, such information necessary to enable each Sponsor to compute the earnings and profits of the Company and each Subsidiary, determined in accordance with U.S. federal income tax accounting principles, and the non-US taxes paid by the Company and each Subsidiary for each taxable period, which shall include, without limitation, (i) annual financial statements of the Company and its Subsidiaries prepared in accordance with U.S. GAAP that are supported by sufficient detailed records to make the necessary tax adjustments to compute U.S. earnings and profit adjustments; (ii) a schedule or schedules detailing (a) the type and the amount of income earned by the Company and its Subsidiaries, (b) all outstanding debts and loans between the Company or any Subsidiary on the one hand and a related party on the other, (c) the amount and description of all payments made between the Company or any Subsidiary on the one hand a related party on the other, (d) the source of the income earned by the Company and its Subsidiaries and whether or not it was earned from a related party, and (e) the amount of any foreign taxes paid by the Company and its Subsidiaries, the dates such taxes were paid and the countries to which such taxes were paid; and (iii) the name and address, if any, of (a) the Company’s and each Subsidiary’s US agent; (b) the Company’s and each Subsidiary’s agent in its country of incorporation and (c) the person with the custody of the Company’s and each Subsidiary’s books and records.

(c) The Company shall cooperate with and assist in good faith, and shall cause each Subsidiary to cooperate with and assist in good faith, each of the Sponsors in determining whether the Company or any Subsidiary is a PFIC with respect to such Sponsors within the meaning of Section 1297 of the Code. Without limiting the generality of foregoing, if a Sponsor shall determine that the Company or any Subsidiary is a PFIC with respect to such Sponsors and a Sponsor shall determine that a qualified electing fund election, within the meaning of Section 1295 of the Code, should be made with respect to the Company and/or one or more of its Subsidiaries (each such Subsidiary a “PFIC Subsidiary”), the Company shall furnish, or shall cause to be furnished, to such Sponsor at its request, a separate statement entitled “PFIC Annual Information Statement” for each taxable year with respect to the Company and each PFIC Subsidiary (unless a Combined PFIC Annual Information Statement (as defined below) shall be provided to such Sponsor with its consent), which statement shall contain the following information: (i) the first and last days of the taxable year of the Company or PFIC Subsidiary, as the case may be, to which the PFIC Annual Information Statement applies (the “PFIC Statement Year”), (ii) such Sponsor’s pro rata share of the “ordinary earnings” and “net capital gain,” within the meaning of Section 1293 of the Code and the Treasury Regulations issued thereunder, of the Company or PFIC Subsidiary, as the case may be, for the PFIC Statement Year, (iii) the amount of cash and the fair market value of other property of the Company or PFIC Subsidiary, as the case may be, distributed or deemed distributed to such Sponsor during the PFIC Statement Year and (iv) a statement that the Company or PFIC Subsidiary, as the case may be, will permit such Sponsor and its representatives to inspect and to copy such PFIC’s permanent books of account, records and such other documents as may be maintained by it for the purpose of establishing that such PFIC’s ordinary earnings and net capital gain are computed in accordance with U.S. federal income tax principles, and verification of these amounts and such Sponsor’s pro rata share thereof. Each PFIC Annual Information Statement shall be signed by the entity to which such statement relates. The Company may prepare, with the Sponsor’s consent, one PFIC Annual Information Statement (a “Combined PFIC Annual Information Statement”), which shall be signed by the Company and each PFIC Subsidiary, that includes the Company’s and each PFIC Subsidiary’s information as described in clauses (i) through (iv) above, provided that all the information is separately stated and identified with the respective corporations. The Company shall furnish, or shall cause to be furnished, each PFIC Annual Information Statement or a Combined PFIC Annual Information Statement, as applicable, to the Sponsor, no later than February 28 following the close of PFIC Statement Year.

(d) On or before February 28 of each year, the Company shall provide the Sponsor with a statement containing the Company’s “Issuer Allocation Percentage” for New York State tax purposes.

SECTION 7.08. Cooperation to Effect Redemption or Conversions. The Company and Warner II shall consult, coordinate, cooperate and take all reasonably necessary actions to (i) effect any redemption of the Preferred Shares in accordance and in compliance with

Bye-Law 3.3.8 of the Warner II Bye-Laws and (ii) to effect and give effect to any conversion of Excess Shares (as defined in the Warner II Bye-Laws ) in accordance and in compliance with Bye-law 3.3.8 or 3.3.9 of the Warner II Bye-Laws.

SECTION 7.09. U.S. Foreign Corrupt Practices Act. Each of the Companies shall not, and shall cause each of its subsidiaries and any of its or their respective officers, directors, employees or agents not to, offer, promise or give, or authorize or approve the payment, gift or promise of anything of value, directly or through a third party, to any “Government Official” (broadly defined to include any official, employee or agent of an entity owned or controlled by any government, any official or employee of a public international organization, any candidate for political office, or any political party or party official) of any country, for the purpose of securing any improper business advantage for the Company or any of its subsidiaries, including to obtain or retain business.

SECTION 7.10. U.S. Economic Sanctions. Each of the Companies shall cause each of its subsidiaries located in the United States to take no action to approve, engage in, or facilitate any business transaction, directly or indirectly, with any country, government, entity or individual that could place any Shareholder or any of the Companies or any of their respective subsidiaries in violation of any economic sanctions program administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

SECTION 7.11. Compliance with Certain Laws. Each of the Companies and each Shareholder agrees that it will use its best efforts to cause its representatives on the board of directors of any of the Companies or any of their respective subsidiaries, to take all appropriate action to effectuate the covenants in Section 7.09 and Section 7.10 in respect of such entity.

ARTICLE 8

MISCELLANEOUS

SECTION 8.01. Sponsor Representatives.

(a) For purposes of this Agreement, the Bain Funds and, upon their becoming a Shareholder, their Permitted Transferees, hereby consent to the appointment of Bain Capital Integral Investors II, L.P., as representative (the “Bain Representative”) of the Bain Funds and such Permitted Transferees, and as attorney-in-fact for and on behalf of the Bain Funds and such Permitted Transferees, and, subject to the express limitations set forth below, the taking by the Bain Representative of any and all actions and the making of any decisions required or permitted to be taken by the Bain Funds and such Permitted Transferees under this Agreement. The Bain Representative will have unlimited authority and power to act on behalf of the Bain Funds and such Permitted Transferees with respect to this Agreement and the disposition, settlement or other handling of all claims, rights or obligations arising under this Agreement so long as all Bain Funds and such Permitted Transferees are treated in the same manner. The Bain Funds and such Permitted Transferees will be bound by all actions taken by the Bain Representative in connection with this Agreement. In performing its functions hereunder, the Bain Representative will not be liable to the Bain Funds and such Permitted Transferees in the absence of gross negligence or willful misconduct. The Companies and the Shareholders shall be permitted to rely on any act of the Bain Representative as the binding act of and on behalf of all of the Bain Funds and such Permitted Transferees.

(b) For purposes of this Agreement, the DLJMB Funds and, upon their becoming a Shareholder, their Permitted Transferees, hereby consent to the appointment of DLJMB, as representative (the “DLJMB Representative”) of the DLJMB Funds and such Permitted Transferees, and as attorney-in-fact for and on behalf of the DLJMB Funds and such Permitted Transferees, and, subject to the express limitations set forth below, the taking by the DLJMB Representative of any and all actions and the making of any decisions required or permitted to be taken by the DLJMB Funds and such Permitted Transferees under this Agreement. The DLJMB Representative will have unlimited authority and power to act on behalf of the DLJMB Funds and such Permitted Transferees with respect to this Agreement and the disposition, settlement or other handling of all claims, rights or obligations arising under this Agreement so long as all DLJMB Funds and such Permitted Transferees are treated in the same manner. The DLJMB Funds and such Permitted Transferees will be bound by all actions taken by the DLJMB Representative in connection with this Agreement. In performing its functions hereunder, the DLJMB Representative will not be liable to the DLJMB Funds and such Permitted Transferees in the absence of gross negligence or willful misconduct. The Companies and the Shareholders shall be permitted to rely on any act of the DLJMB Representative as the binding act of and on behalf of all of the DLJMB Funds and such Permitted Transferees.

(c) For purposes of this Agreement, the THL Funds and, upon their becoming a Shareholder, their Permitted Transferees, hereby consent to the appointment of Thomas H. Lee (Alternative) Fund V, L.P., as representative (the “THL Representative”) of the THL Funds and such Permitted Transferees, and as attorney-in-fact for and on behalf of the THL Funds and such Permitted Transferees, and, subject to the express limitations set forth below, the taking by the THL Representative of any and all actions and the making of any decisions required or permitted to be taken by the THL Funds and such Permitted Transferees under this Agreement. The THL Representative will have unlimited authority and power to act on behalf of the THL Funds and such Permitted Transferees with respect to this Agreement and the disposition, settlement or other handling of all claims, rights or obligations arising under this Agreement so long as all THL Funds and such Permitted Transferees are treated in the same manner. The THL Funds and such Permitted Transferees will be bound by all actions taken by the THL Representative in connection with this Agreement. In performing its functions hereunder, the THL Representative will not be liable to the THL Funds and such Permitted Transferees in the absence of gross negligence or willful misconduct. The Companies and the Shareholders shall be permitted to rely on any act of the THL Representative as the binding act of and on behalf of all of the THL Funds and such Permitted Transferees.

(d) For purposes of this Agreement, the JPMP Funds and, upon their becoming a Shareholder, their Permitted Transferees, hereby consent to the appointment of J.P. Morgan Partners (BHCA), L.P. as representative (the “JPMP Representative”) of the JPMP Funds and such Permitted Transferees, and as attorney-in-fact for and on behalf of the JPMP Funds and such Permitted Transferees, and, subject to the express limitations set forth below, the taking by the JPMP Representative of any and all actions and the making of any decisions required or permitted to be taken by the JPMP Funds and such Permitted Transferees under this Agreement. The JPMP Representative will have unlimited authority and power to act on behalf of the JPMP Funds and such Permitted Transferees with respect to this Agreement and the disposition, settlement or other handling of all claims, rights or obligations arising under this Agreement so long as all JPMP Funds and such Permitted Transferees are treated in the same manner. The JPMP Funds and such Permitted Transferees will be bound by all actions taken by the JPMP Representative in connection with this Agreement. In performing its functions hereunder, the JPMP Representative will not be liable to the JPMP Funds and such Permitted

Transferees in the absence of gross negligence or willful misconduct. The Companies and the Shareholders shall be permitted to rely on any act of the JPMP Representative as the binding act of and on behalf of all of the JPMP Funds and such Permitted Transferees.

SECTION 8.02. Binding Effect; Assignability; Benefit.

(a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Any Shareholder that ceases to beneficially own any Group Equity Securities shall cease to be bound by the terms hereof (other than as expressly set forth herein or with respect to Section 7.03 or Article 8).

(b) Other than as expressly set forth herein, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Group Equity Securities or otherwise. Any Person acquiring Group Equity Securities that is required or permitted by the terms of this Agreement to become a party hereto shall (unless already bound hereby) execute a Joinder Agreement and shall thenceforth be a “Shareholder” and not a “Sponsor”; provided, however, that any Person that acquires at least 25% of the Initial Shares of a Sponsor shall be deemed a “Sponsor” solely with respect to Article 6 herein.

(c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 8.03. Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission,

If to any of the Companies, to:

c/o Warner Chilcott Holdings Company, Limited

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel

Facsimile: (973) 442-3283

If to Bain, to:

111 Huntington Avenue

Boston, MA 02199

Attention: John Connaughton

Facsimile: (617) 516-2010

If to the DLJMB Funds, to:

c/o DLJ Merchant Banking III, Inc.

Eleven Madison Avenue

New York, NY 10010

Attention: David Burgstahler

Facsimile: (212) 538-0415

If to the JPMP Funds, to:

J.P. Morgan Partners LLC

Attention: Official Notices Clerk

(FBO: Stephen Murray)

1221 Avenue of the Americas

New York, New York 10020

Facsimile: (212) 899-3401

If to THL, to:

100 Federal Street

Boston, MA 02110

Attention: Todd Abbrecht

Facsimile: (617) 227-3514

If to any Syndicate Shareholder, to the address opposite such Syndicate Shareholder’s name on Schedule B.

or, in each case, at such other address or fax number as such party may hereafter specify for the purpose of notices hereunder by written notice to the other parties hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions. Any Person that hereafter becomes a Shareholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Shareholder.

SECTION 8.04. Waiver; Amendment; Termination.

(a) No provision of this Agreement may be waived, amended or otherwise modified except by an instrument in writing executed by (i) the Company and (ii) each of the Sponsors who owns at least 50% of its Initial Shares (or, if no Sponsor owns at least 50% of its Initial Shares at such time, then a majority of the Sponsors); provided, however, that any waiver, amendment or modification that materially and adversely affects a Shareholder disproportionately as compared to all other Shareholders, shall require the prior written consent of a majority of such Shareholders so adversely affected; provided, further, that no update of any Schedule hereto shall be deemed to constitute an amendment to this Agreement.

(b) This Agreement shall terminate upon the earlier to occur of (i) the IPO, (ii) a Change of Control of the Company and (iii) the bankruptcy, liquidation, dissolution or winding-up of the Company; provided, however, the provisions of Article 6, Sections 7.03, 7.04, 7.05, 7.07 and Article 8 shall survive the IPO and the provisions of Section 3.05 shall terminate as provided therein.

SECTION 8.05. Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Shareholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Shareholder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Shareholder or any current or future member of any Shareholder or any current or future director, officer, employee, partner or member of any Shareholder or of any Affiliate or assignee thereof, as such for any obligation of any Shareholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

SECTION 8.06. Governing Law; Venue. All issues concerning the relative rights of the Company and the Shareholders with respect to each other and the duties and obligations of the Company’s directors to the Company shall be governed by the laws of Bermuda. All other issues concerning the construction, validity and interpretation of this Agreement, and the rights and obligations of the parties hereunder, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state, without regard to the conflicts of laws rules of such state. Any legal action or proceeding with respect this Agreement shall be brought in the courts of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of such courts. Each party irrevocably waives any objection which it may now or hereafter have to the laying of venue of the aforesaid actions or proceedings arising out of or in connection with this Agreement in the courts referred to in this paragraph and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 8.07. WAIVER OF JURY TRIAL. EACH OF THE SHAREHOLDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING (INCLUDING COUNTERCLAIMS) RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS OR RELATIONSHIPS HEREBY CONTEMPLATED OR OTHERWISE IN CONNECTION WITH THE ENFORCEMENT OF ANY RIGHTS OR OBLIGATIONS HEREUNDER.

Section 8.08. Specific Enforcement; Cumulative Remedies. The parties hereto acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party, in addition to any other rights and remedies which the parties may have hereunder or at law or in equity, may, in his or its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

SECTION 8.09. Entire Agreement. This Agreement, together with all agreements referenced to herein and any schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

SECTION 8.10. Severability.

(a) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(b) To the extent the terms of the Bye-laws or any other constitutive documents of the Company are contradictory to, or inconsistent with, the terms of this Agreement, the terms of this Agreement shall, to the extent permitted by law, supercede such conflicting or inconsistent terms. All terms of the Bye-laws and any other constitutive documents not contradictory to, or inconsistent with, the terms of this Agreement shall remain in full force and effect.

SECTION 8.11. Aggregation of Shares. All Group Equity Securities held by a Shareholder, its Affiliates and its other Permitted Transferees (excluding, with respect to the DLJMB Funds, any DLJMB Syndication Shares held by the Syndicate Shareholders) shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

SECTION 8.12. Indemnity and Liability; Reimbursement of Expenses.

(a) Each of the Companies, jointly and severally, will indemnify, exonerate and hold each of the Shareholders, and each of their respective partners, shareholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, shareholders, members, Affiliates, directors, officers, fiduciaries, trustees, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the

“Indemnified Liabilities”), as a result of, arising out of, or in any way relating to (i) this Agreement, the Transactions and any other transaction to which any of the Companies is a party or any other circumstance with respect to any of the Companies (other than any such Indemnified Liabilities to the extent that such Indemnified Liabilities arise out of any breach by such Indemnitee or its associated or affiliated Indemnitees or other related Persons as determined by a court of competent jurisdiction in a final nonappealable judgment of this Agreement or any other agreements or instruments to which such Indemnitee is or becomes a party or otherwise becomes bound) or (ii) operations of, or services provided by any of the Indemnitees to, the Companies from time to time; provided that the foregoing indemnification rights shall not be available to the extent that any such Indemnified Liabilities arose on account of such Indemnitee’s gross negligence or willful misconduct, and further provided that, if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Companies hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. None of the Indemnitees shall in any event be liable to the Companies for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful misconduct. If all Sponsors are similarly situated with respect to their interests in a matter that may be an Indemnified Liability and that is not based on a Third-Party Claim (defined below), the Indemnitees may enforce their rights pursuant to this Section 8.11 only with the consent of the Sponsor Majority. A “Third-Party Claim” means any (i) claim brought by a Person other than the Companies or any of their respective Subsidiaries, a Sponsor or any Indemnitee and (ii) any derivative claim brought in the name of any of the Companies or any of their respective Subsidiaries that is initiated by a Person other than a Sponsor or any Indemnitee.

(b) The Companies agree to pay or reimburse each Shareholder (i) for all reasonable costs and expenses (including reasonable attorneys fees, charges, disbursement and expenses) incurred in connection with any amendment, supplement, modification or waiver of or to any of the terms or provisions of this Agreement and (ii) for all costs and expenses of such Shareholder (including reasonable attorneys fees, charges, disbursement and expenses) incurred in connection with (1) the consent to any departure by any of the Companies or any of their Subsidiaries from the terms of any provision of this Agreement and (2) the enforcement by such Shareholder of any right granted to it or provided for hereunder.

SECTION 8.13. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WARNER CHILCOTT HOLDINGS COMPANY, LIMITED

By:
Name:
Title:

WARNER CHILCOTT HOLDINGS COMPANY II, LIMITED

By:
Name:
Title:

WARNER CHILCOTT HOLDINGS COMPANY III, LIMITED

By:
Name:
Title:

[Signature Page to Shareholders Agreement]

BAIN FUNDS:

BAIN CAPITAL INTEGRAL INVESTORS II, L.P.
By:	Bain Capital Investors, LLC,
its general partner

By:
Name:
Title:	Managing Director

BCIP TRUST ASSOCIATES III
By:	Bain Capital Investors, LLC,
its managing partner

By:
Name:
Title:	Managing Director

BCIP TRUST ASSOCIATES III-B
By:	Bain Capital Investors, LLC,
its managing partner

By:
Name:
Title:	Managing Director

BCIP ASSOCIATES - G
By:	Bain Capital Investors, LLC,
its managing partner

By:
Name:
Title:	Managing Director

[Signature Page to Shareholders Agreement]

DLJMB FUNDS:

DLJ MERCHANT BANKING III, INC., as Managing General Partner on behalf of DLJMB OVERSEAS PARTNERS III, C.V.

By:
Name:
Title:

DLJ MERCHANT BANKING III, INC., as Advisory General Partner on behalf of DLJ OFFSHORE PARTNERS III, C.V.

By:
Name:
Title:

DLJ MB PARTNERS III GmbH & Co. KG
By: DLJ Merchant Banking III, L.P. its Managing Limited Partner

By: DLJ Merchant Banking III, Inc. its General Partner

By:
Name:
Title:

[Signature Page to Shareholders Agreement]

DLJ MERCHANT BANKING III, INC., as Advisory General Partner on behalf of DLJ OFFSHORE PARTNERS III-1, C.V. and as attorney-in-fact for DLJMB III (Bermuda), L.P., as Associate General Partner of DLJ OFFSHORE PARTNERS III-1, C.V.

By:
Name:
Title:

DLJ MERCHANT BANKING III, INC., as Advisory General Partner on behalf of DLJ OFFSHORE PARTNERS III-2, C.V. and as attorney-in-fact for DLJMB III (Bermuda), L.P., as Associate General Partner of DLJ OFFSHORE PARTNERS III-2, C.V.

By:
Name:
Title:

MILLENNIUM PARTNERS II, L.P.
By: DLJ Merchant Banking III, Inc., its Managing General Partner

By:
Name:
Title:

MBP III PLAN INVESTORS, L.P.
By: DLJ LBO Plans Management Corporation II, its General Partner

By:
Name:
Title:

[Signature Page to Shareholders Agreement]

JPMP FUNDS:

J.P. MORGAN PARTNERS (BHCA), L.P.
By:	JPMP MASTER FUND MANAGER, L.P.,
its general partner
By:	JPMP CAPITAL CORP.,
its general partner

By:
Name:
Title:

J.P. MORGAN PARTNERS GLOBAL
INVESTORS (CAYMAN) III, L.P.
By:	JPMP GLOBAL INVESTORS, L.P.,
a general partner
By:	JPMP CAPITAL CORP.,
its general partner

By:
Name:
Title:

J.P. MORGAN PARTNERS GLOBAL
INVESTORS (SELLDOWN), L.P.
By:	JPMP GLOBAL INVESTORS, L.P.,
a general partner
By:	JPMP CAPITAL CORP.,
its general partner

By:
Name:
Title:

[Signature Page to Shareholders Agreement]

J.P. MORGAN PARTNERS GLOBAL
INVESTORS (CAYMAN/SELLDOWN) III, L.P.
By:	JPMP GLOBAL INVESTORS, L.P.,
a general partner
By:	JPMP CAPITAL CORP.,
its general partner

By:
Name:
Title:

J.P. MORGAN PARTNERS GLOBAL
INVESTORS (CAYMAN) II, L.P.
By:	JPMP GLOBAL INVESTORS, L.P.,
a general partner
By:	JPMP CAPITAL CORP.,
its general partner

By:
Name:
Title:

J.P. MORGAN PARTNERS GLOBAL
INVESTORS A, L.P.
By:	JPMP GLOBAL INVESTORS, L.P.,
a general partner
By:	JPMP CAPITAL CORP.,
its general partner

By:
Name:
Title:

[Signature Page to Shareholders Agreement]

J.P. MORGAN PARTNERS GLOBAL
INVESTORS, L.P.
By:	JPMP GLOBAL INVESTORS, L.P.,
a general partner
By:	JPMP CAPITAL CORP.,
its general partner

By:
Name:
Title:

J.P. MORGAN PARTNERS GLOBAL
INVESTORS (CAYMAN), L.P.
By:	JPMP GLOBAL INVESTORS, L.P.,
a general partner
By:	JPMP CAPITAL CORP.,
its general partner

By:
Name:
Title:

[Signature Page to Shareholders Agreement]

THL FUNDS:

THOMAS H. LEE (ALTERNATIVE) FUND V, L.P.
By:	THL Advisors (Alternative) V, L.P., its General Partner
By:	Thomas H. Lee Advisors (Alternative) V Limited, LLC, its General Partner

By:
Name:
Title:

THOMAS H. LEE (ALTERNATIVE) PARALLEL FUND V, L.P.
By:	THL Advisors (Alternative) V, L.P., its General Partner
By:	Thomas H. Lee Advisors (Alternative) V Limited, LLC, its General Partner

By:
Name:
Title:

THOMAS H. LEE (ALTERNATIVE) CAYMAN FUND V, L.P.
By:	THL Advisors (Alternative) V, L.P., its General Partner
By:	Thomas H. Lee Advisors (Alternative) V Limited, LLC, its General Partner

By:
Name:
Title:

THOMAS H. LEE INVESTORS LIMITED PARTNERSHIP
By:	THL Investment Management Corp., its general partner

By:
Name:
Title:

[Signature Page to Shareholders Agreement]

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY I LLC
By:	Putnam Investments Holdings, LLC, its Managing Member
By:	Putnam Investments, LLC, its Managing Member

By:
Name:
Title:

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY II LLC
By:	Putnam Investments Holdings, LLC, its Managing Member
By:	Putnam Investments, LLC, its Managing Member

By:
Name:
Title:

PUTNAM INVESTMENTS HOLDINGS, LLC
By:	Putnam Investments, LLC, its Managing Member

By:
Name:
Title:

[Signature Page to Shareholders Agreement]

SYNDICATE SHAREHOLDERS:

ONTARIO MUNICIPAL EMPLOYEES RETIREMENT BOARD

By:
Name:
Title:

[Signature Page to Shareholders Agreement]

ALPINVEST PARTNERS CS INVESTMENTS 2003 C.V.
By: AlpInvest Partners 2003 B.V., its general partner Represented by AlpInvest Partners N.V., its managing director

By:
Name:
Title:

ALPINVEST PARTNERS LATER STAGE CO-INVESTMENTS CUSTODIAN II B.V.
(as custodian for AlpInvest Partners Later Stage Co-Investments II C.V.)

By:
Name:
Title:

ALPINVEST PARTNERS LATER STAGE CO-INVESTMENTS CUSTODIAN IIA B.V.
(as custodian for AlpInvest Partners Later Stage Co-Investments IIA C.V.)

By: AlpInvest Partners N.V.,
its managing director

By:
Name:
Title:

[Signature Page to Shareholders Agreement]

FILBERT INVESTMENT PTE LTD

By:
Name:
Title:

[Signature Page to Shareholders Agreement]

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:
Name:
Title:

[Signature Page to Shareholders Agreement]

SCHEDULE A

SHAREHOLDERS OF THE COMPANY

	Preferred	Class L Common	Class A Common
DLJMB Overseas Partners III, C.V.	69,893.814	1,844,211.42	15,270,070.66
DLJ Offshore Partners III, C.V.	4,811.270	126,949.71	1,051,143.56
DLJ Offshore Partners III-1, C.V.	1,234.799	32,581.29	269,773.08
DLJ Offshore Partners III-2, C.V.	879.516	23,206.84	192,152.60
Millennium Partners II, L.P.	396.660	10,466.24	86,660.46
MBP III Plan Investors, L.P.	10,425.478	275,085.63	2,277,709.01
DLJ MB Partners III GmbH & Co. KG	583.609	15,399.06	127,504.20
DLJMB Syndication Shares	10,989.863	289,977.50	2,401,013.61
J.P. Morgan Partners Global Investors, L.P.	5,183.820	136,779.78	1,132,536.58
J.P. Morgan Partners Global Investors A, L.P.	1,357.410	35,816.49	296,560.54
J.P. Morgan Partners Global Investors (Cayman), L.P.	5,987.490	157,985.32	1,308,118.46
J.P. Morgan Partners Global Investors (Cayman) II, L.P.	669.591	17,667.76	146,289.06
J.P. Morgan Partners Global Investors (Cayman) III, L.P.	7,217.469	190,439.44	1,576,838.55
J.P. Morgan Partners Global Investors (Selldown), L.P.	1,682.499	44,394.24	367,584.34
J.P. Morgan Partners Global Investors (Cayman/Selldown) III, L.P.	2,355.498	62,151.96	514,618.19
J.P. Morgan Partners (BHCA), L.P.	63,771.369	1,682,665.20	13,932,467.85
Thomas H. Lee (Alternative) Fund V, L.P.	67,924.407	1,792,246.85	14,839,803.82
Thomas H. Lee (Alternative) Parallel Fund V, L.P.	17,623.661	465,016.21	3,850,334.22
Thomas H. Lee (Alternative) Cayman Fund V, L.P.	935.904	24,694.68	204,471.97
Putnam Investments Holdings, LLC	531.218	14,016.67	116,058.00
Putnam Investments Employees’ Securities Company I LLC	456.563	12,046.82	99,747.71
Putnam Investments Employees’ Securities Company II LLC	407.645	10,756.09	89,060.45
Thomas H. Lee Investors Limited Partnership	345.748	9,122.87	75,537.40
Bain Capital Integral Investors II, L.P.	87,009.158	2,293,677.01	19,079,253.46
BCIP Trust Associates III	1,100.989	31,580.17	159,004.90
BCIP Trust Associates III-B	93.999	2,087.01	32,155.18
BCIP Associates - G	21.000	556.00	4,600.03
Ontario Municipal Employees Retirement Board	9,419.883	248,552.14	2,058,011.66
AlpInvest Partners CS Investments 2003 C.V.	8,547.989	225,546.40	1,867,524.20
AlpInvest Partners Later Stage Co-Investments Custodian II B.V.	767.419	20,249.05	167,662.17
AlpInvest Partners Later Stage Co-Investments Custodian IIA B.V.	104.475	2,756.68	22,825.30
Filbert Investment PTE LTD	9,419.883	248,552.13	2,058,011.67
The Northwestern Mutual Life Insurance Company	7,849.903	207,126.78	1,715,009.72

SCHEDULE B

INITIAL SHAREHOLDERS OF THE COMPANY

	Preferred	Class L Common	Class A Common
DLJMB Overseas Partners III, C.V.	69,893.814	1,844,211.42	15,270,070.66
DLJ Offshore Partners III, C.V.	4,811.270	126,949.71	1,051,143.56
DLJ Offshore Partners III-1, C.V.	1,234.799	32,581.29	269,773.08
DLJ Offshore Partners III-2, C.V.	879.516	23,206.84	192,152.60
Millennium Partners II, L.P.	396.660	10,466.24	86,660.46
MBP III Plan Investors, L.P.	10,425.478	275,085.63	2,277,709.01
DLJ MB Partners III GmbH & Co. KG	583.609	15,399.06	127,504.20
DLJMB Syndication Shares	10,989.863	289,977.50	2,401,013.61
J.P. Morgan Partners Global Investors, L.P.	5,183.820	136,779.78	1,132,536.58
J.P. Morgan Partners Global Investors A, L.P.	1,357.410	35,816.49	296,560.54
J.P. Morgan Partners Global Investors (Cayman), L.P.	5,987.490	157,985.32	1,308,118.46
J.P. Morgan Partners Global Investors (Cayman) II, L.P.	669.591	17,667.76	146,289.06
J.P. Morgan Partners Global Investors (Cayman) III, L.P.	7,217.469	190,439.44	1,576,838.55
J.P. Morgan Partners Global Investors (Selldown), L.P.	1,682.499	44,394.24	367,584.34
J.P. Morgan Partners Global Investors (Cayman/Selldown) III, L.P.	2,355.498	62,151.96	514,618.19
J.P. Morgan Partners (BHCA), L.P.	63,771.369	1,682,665.20	13,932,467.85
Thomas H. Lee (Alternative) Fund V, L.P.	67,924.407	1,792,246.85	14,839,803.82
Thomas H. Lee (Alternative) Parallel Fund V, L.P.	17,623.661	465,016.21	3,850,334.22
Thomas H. Lee (Alternative) Cayman Fund V, L.P.	935.904	24,694.68	204,471.97
Putnam Investments Holdings, LLC	531.218	14,016.67	116,058.00
Putnam Investments Employees’ Securities Company I LLC	456.563	12,046.82	99,747.71
Putnam Investments Employees’ Securities Company II LLC	407.645	10,756.09	89,060.45
Thomas H. Lee Investors Limited Partnership	345.748	9,122.87	75,537.40
Bain Capital Integral Investors II, L.P.	87,009.158	2,293,677.01	19,079,253.46
BCIP Trust Associates III	1,100.989	31,580.17	159,004.90
BCIP Trust Associates III-B	93.999	2,087.01	32,155.18
BCIP Associates - G	21.000	556.00	4,600.03
Ontario Municipal Employees Retirement Board	9,419.883	248,552.14	2,058,011.66
AlpInvest Partners CS Investments 2003 C.V.	8,547.989	225,546.40	1,867,524.20
AlpInvest Partners Later Stage Co-Investments Custodian II B.V.	767.419	20,249.05	167,662.17
AlpInvest Partners Later Stage Co-Investments Custodian IIA B.V.	104.475	2,756.68	22,825.30
Filbert Investment PTE LTD	9,419.883	248,552.13	2,058,011.67
The Northwestern Mutual Life Insurance Company	7,849.903	207,126.78	1,715,009.72

SCHEDULE C

ADDRESSES OF THE SYNDICATE SHAREHOLDERS

Ontario Municipal Employees Retirement Board

One Financial Place

1 Adelaide Street East, Suite 2900, Box 198

Toronto, ON

Attention: Jennifer Morais

AlpInvest Partners CS Investments 2003 C.V.

600 Fifth Avenue, 17th Floor

New York, New York 10020

Attention: Iain Leigh

Facsimile: (212) 332-6261

AlpInvest Partners Later Stage Co-Investments Custodian II B.V.

600 Fifth Avenue, 17th Floor

New York, New York 10020

Attention: Iain Leigh

Facsimile: (212) 332-6261

AlpInvest Partners Later Stage Co-Investments Custodian IIA B.V.

600 Fifth Avenue, 17th Floor

New York, New York 10020

Attention: Iain Leigh

Facsimile: (212) 332-6261

Filbert Investment PTE LTD

156 West 56th Street

Suite 1900

New York, NY 10019

Attention: Andrew Kwee

The Northwestern Mutual Life Insurance Company

720 East Wisconsin Avenue

Milwaukee, WI 53202

Attention: Timothy Collins

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Amended and Restated Shareholders Agreement dated as of March 31, 2005, (the “Shareholders’ Agreement”) among WARNER CHILCOTT HOLDINGS COMPANY, LIMITED, WARNER CHILCOTT HOLDINGS COMPANY II, LIMITED, WARNER CHILCOTT HOLDINGS COMPANY III, LIMITED and certain other persons named therein, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders’ Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to and “Shareholder” (for the avoidance of doubt, the Joining Party shall in no case be deemed a “Sponsor”) under the Shareholders’ Agreement as of the Closing Date and shall have all of the rights and obligations of the Shareholder from whom it has acquired Group Equity Securities (to the extent permitted by the Shareholders’ Agreement) as if it had executed the Shareholders’ Agreement. The Joining Party hereby ratifies, as of the Closing Date, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders’ Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: _____________ ___, ______

[NAME OF JOINING PARTY]

By:
Name:
Title:
Address for Notices:

AGREED ON THIS [    ] day of [                ], 200[_]:

WARNER CHILCOTT HOLDINGS COMPANY, LIMITED

By:
Name:
Title:

WARNER CHILCOTT HOLDINGS COMPANY II, LIMITED

By:
Name:
Title:

WARNER CHILCOTT HOLDINGS COMPANY III, LIMITED

By:
Name:
Title:

EXHIBIT B

BYE-LAWS OF THE COMPANY